                                                                     Exhibit 2.1




                        AGREEMENT AND PLAN OF REORGANIZATION

                             DATED AS OF JUNE 30, 1999

                                    BY AND AMONG

                        OMNILYNX COMMUNICATIONS CORPORATION,

                               ARC ACQUISITION, INC.,

                                 ARC NETWORKS, INC.

                                      AND ITS

                             STOCKHOLDERS NAMED HEREIN


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                                   TABLE OF CONTENTS

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                                                                                  PAGE
                                      ARTICLE I

                                      THE MERGER

Section 1.1    The Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Section 1.2    Effective Time. . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Section 1.3    Effects of Merger . . . . . . . . . . . . . . . . . . . . . . . . . .2
Section 1.4    Certificate of Incorporation. . . . . . . . . . . . . . . . . . . . .2
Section 1.5    By-Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Section 1.6    Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Section 1.7    Officers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

                                    ARTICLE II

                   CONVERSION OF SHARES; OBJECTING SHARES; PAYMENT

Section 2.1    Conversion of Shares  . . . . . . . . . . . . . . . . . . . . . . . .2
Section 2.2    Objecting Shares. . . . . . . . . . . . . . . . . . . . . . . . . . .3
Section 2.3    Delivery, Exchange and Payment. . . . . . . . . . . . . . . . . . . .4
Section 2.4    Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . . . .4
Section 2.5    Options and Warrants. . . . . . . . . . . . . . . . . . . . . . . . .5
Section 2.6    Available Surplus . . . . . . . . . . . . . . . . . . . . . . . . . .5
Section 2.7    Legend. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

                                    ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

Section 3.1    By each Stockholder . . . . . . . . . . . . . . . . . . . . . . . . .5
Section 3.2    Ownership and Status of Company Common Stock. . . . . . . . . . . . .6
Section 3.3    Power of the Stockholder; Approval of the Merger. . . . . . . . . . .6
Section 3.4    No Conflicts or Litigation. . . . . . . . . . . . . . . . . . . . . .7
Section 3.5    Preemptive and Other Rights; Waiver . . . . . . . . . . . . . . . . .7
Section 3.6    Control of Related Businesses . . . . . . . . . . . . . . . . . . . .7
Section 3.7    Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8



                                     ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 4.1    Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
Section 4.2    Organization. . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
Section 4.3    Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . .8
Section 4.4    Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
Section 4.5    Condition of Assets . . . . . . . . . . . . . . . . . . . . . . . . .9
Section 4.6    Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . 10
Section 4.7    Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
Section 4.8    Absence of Undisclosed Liabilities. . . . . . . . . . . . . . . . . 10
Section 4.9    Absence of Certain Changes or Events. . . . . . . . . . . . . . . . 10
Section 4.10   Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Section 4.11   Non-Contravention; Consents . . . . . . . . . . . . . . . . . . . . 13
Section 4.12   Labor Relations . . . . . . . . . . . . . . . . . . . . . . . . . . 14
Section 4.13   Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
Section 4.14   Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
Section 4.15   Compliance with Applicable Law. . . . . . . . . . . . . . . . . . . 15
Section 4.16   Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Section 4.17   Employee Benefit Plans. . . . . . . . . . . . . . . . . . . . . . . 16
Section 4.18   Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Section 4.19   Restrictive Covenants . . . . . . . . . . . . . . . . . . . . . . . 17
Section 4.20   Unlawful Payments . . . . . . . . . . . . . . . . . . . . . . . . . 17
Section 4.21   Warranties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
Section 4.22   Transactions with Related Parties . . . . . . . . . . . . . . . . . 17
Section 4.23   Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . 17
Section 4.24   Certain Environmental Matters . . . . . . . . . . . . . . . . . . . 18
Section 4.25   Accuracy of Information Furnished . . . . . . . . . . . . . . . . . 18
Section 4.26   Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

                                      ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF PURCHASER AND NEWCO

Section 5.1    Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
Section 5.2    Organization. . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
Section 5.3    Capitalization of the Purchaser . . . . . . . . . . . . . . . . . . 19
Section 5.4    Merger Consideration. . . . . . . . . . . . . . . . . . . . . . . . 20
Section 5.5    Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . 20
Section 5.6    Undisclosed Liabilities, Etc. . . . . . . . . . . . . . . . . . . . 20
Section 5.7    Absence of Changes. . . . . . . . . . . . . . . . . . . . . . . . . 20
Section 5.8    Non-Contravention; Consents . . . . . . . . . . . . . . . . . . . . 21
Section 5.9    Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21



Section 5.10   Accuracy of Information Furnished; Subsequent Events. . . . . . . . 21
Section 5.11   Compliance with Applicable Law. . . . . . . . . . . . . . . . . . . 22
Section 5.12   Unlawful Payments . . . . . . . . . . . . . . . . . . . . . . . . . 22
Section 5.13   Solvency of the Purchaser and Newco . . . . . . . . . . . . . . . . 22
Section 5.14   Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

                                      ARTICLE VI

                                       COVENANTS

Section 6.1    Covenants of the Company. . . . . . . . . . . . . . . . . . . . . . 23
Section 6.2    Covenants of the Company and the Stockholders . . . . . . . . . . . 26
Section 6.3    Covenants of Purchaser and Newco. . . . . . . . . . . . . . . . . . 26
Section 6.4    Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
Section 6.5    Purchaser and Newco's Right to Investigate. . . . . . . . . . . . . 28
Section 6.6    No Shop; Release of Directors . . . . . . . . . . . . . . . . . . . 28

                                      ARTICLE VII

                           CLOSING AND CONDITIONS TO CLOSING

Section 7.1    Date and Time of Closing. . . . . . . . . . . . . . . . . . . . . . 29
Section 7.2    Delivery of Instruments . . . . . . . . . . . . . . . . . . . . . . 29
Section 7.3    Notices of Change of Control. . . . . . . . . . . . . . . . . . . . 30
Section 7.4    Conditions to the Obligations of Purchaser and Newco. . . . . . . . 30
Section 7.5    Conditions to Obligations of the Company and the Stockholders . . . 31

                                   ARTICLE VIII

                                 INDEMNIFICATION

Section 8.1    Survival of Representations and Warranties. . . . . . . . . . . . . 32
Section 8.2    Indemnification of Purchaser Indemnified Parties. . . . . . . . . . 33
Section 8.3    Indemnification of Stockholder Indemnified Parties. . . . . . . . . 34
Section 8.4    Conditions of Indemnification . . . . . . . . . . . . . . . . . . . 34
Section 8.5    Remedies Exclusive. . . . . . . . . . . . . . . . . . . . . . . . . 36
Section 8.6    Limitations on Indemnification. . . . . . . . . . . . . . . . . . . 36

                                     ARTICLE IX

                             LIMITATIONS ON COMPETITION

Section 9.1    Prohibited Activities . . . . . . . . . . . . . . . . . . . . . . . 37
Section 9.2    Damages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
Section 9.3    Reasonable Restraint. . . . . . . . . . . . . . . . . . . . . . . . 38



Section 9.4    Severability; Reformation . . . . . . . . . . . . . . . . . . . . . 38
Section 9.5    Independent Covenant. . . . . . . . . . . . . . . . . . . . . . . . 38
Section 9.6    Materiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38

                                   ARTICLE X

                            POST-CLOSING RESTRICTIONS

Section 10.1   Treatment of Confidential Information . . . . . . . . . . . . . .   39
Section 10.2   Restrictions on Transfer of Purchaser Common Stock. . . . . . . .   39

                                   ARTICLE XI

                 TERMINATION AND REMEDIES FOR BREACH OF AGREEMENT

Section 11.1   Termination by Mutual Agreement . . . . . . . . . . . . . . . . . . 41
Section 11.2   Termination for Failure to Close. . . . . . . . . . . . . . . . . . 42
Section 11.3   Termination by Operation of Law . . . . . . . . . . . . . . . . . . 42
Section 11.4   Termination for Failure to Perform Covenants or Conditions. . . . . 42
Section 11.5   Effect of Termination or Default; Remedies. . . . . . . . . . . . . 42
Section 11.6   Remedies; Specific Performance. . . . . . . . . . . . . . . . . . . 42

                                    ARTICLE XII

                                   MISCELLANEOUS

Section 12.1   Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . 43
Section 12.2   Modification; Amendments and Waiver . . . . . . . . . . . . . . . . 43
Section 12.3   Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
Section 12.4   Burden and Benefit. . . . . . . . . . . . . . . . . . . . . . . . . 43
Section 12.5   Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
Section 12.6   Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . 44
Section 12.7   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
Section 12.8   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
Section 12.9   Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
Section 12.10  Rights Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . 45
Section 12.11  Severability of Provisions. . . . . . . . . . . . . . . . . . . . . 45
Section 12.12  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45

                           LIST OF EXHIBITS AND SCHEDULES

EXHIBITS:
     Exhibit 1.2         Form of Certificate of Merger
     Exhibit 2.1         Form of Certificate of Contingent Stock Issue Rights
     Exhibit 7.2(a)      Form of Employment Agreements
     Exhibit 7.2(c)      Form of Registration Rights Agreement
     Exhibit 7.2(d)      Form of General Release
     Exhibit 7.4(a)      Form of Opinion of Counsel to Company and Stockholders

SCHEDULES:

     Schedule 2.1        Merger Consideration
     Schedule 3.1        Exceptions to Accredited Investor Status
     Schedule 3.2        Liens - Stockholders
     Schedule 3.6        Related Businesses
     Schedule 4.2 Jurisdictions in which Seller is Qualified to do Business; Subsidiaries
     Schedule 4.3        Financial Statements
     Schedule 4.7        Inventory
     Schedule 4.9        Certain Changes or Events
     Schedule 4.10       Agreements
     Schedule 4.11       Non-Contravention; Consents
     Schedule 4.13       Insurance
     Schedule 4.14       Tax Matters
     Schedule 4.16       Litigation
     Schedule 4.17       Employee Benefit Plans
     Schedule 4.22       Transactions with Related Parties
     Schedule 4.24       Environmental Matters
     Schedule 5.3        Purchaser's Options
     Schedule 5.6        Purchaser's Undisclosed Liabilities
     Schedule 5.7        Purchaser's Absence of Changes
     Schedule 6.3(c)     Purchaser's Benefit Plans
     Schedule 9.1        Restricted Stockholders

                         AGREEMENT AND PLAN OF REORGANIZATION


       THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), dated as of June __, 1999, among OmniLynx Communications Corporation, a Delaware corporation ("Purchaser"), Arc Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Purchaser ("Newco"), and Arc Networks, Inc., a Delaware corporation (the "Company"), and the persons listed on the signature pages of this Agreement under the caption "Stockholders" (collectively, the "Stockholders," and each of them, individually, a "Stockholder").

       WHEREAS, the respective Boards of Directors of Newco and the Company have each determined that it is in the best interests of their respective stockholders for the Company to become a wholly-owned subsidiary of Purchaser, upon the terms and subject to the conditions set forth in this Agreement; and

       WHEREAS, the Board of Directors of Purchaser has approved this Agreement and the merger of Newco with the Company (the "Merger"); and

       WHEREAS, the Board of Directors of the Company has, in light of and upon the terms and subject to the conditions set forth herein, (i) determined that the Merger is fair to and in the best interests of the Company and its stockholders and (ii) resolved to approve and adopt this Agreement and the transactions contemplated hereby and to recommend approval and adoption by the stockholders of the Company of this Agreement and the Merger.

       WHEREAS, the respective Boards of Directors of Purchaser, Newco and the Company have approved and adopted this Agreement to effect a transaction involving a reorganization described in Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

       NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Purchaser, Newco and the Company hereby agree as follows:

                                     ARTICLE I

                                    THE MERGER

          Section 1.1 THE MERGER. At the Effective Time (as hereinafter defined) and upon the terms and subject to the conditions of this Agreement and the Delaware General Corporation Law (the "DGCL."), Newco shall be merged with and into the Company in the Merger. Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Newco shall cease. The Merger shall be consummated as promptly as practicable after satisfaction or waiver of all conditions to the Merger set forth herein.

          Section 1.2 EFFECTIVE TIME. The Merger shall become effective upon the filing with the Secretary of State of Delaware a Certificate of Merger in substantially the form attached hereto as Exhibit 1.2 (the "Certificate of Merger") and such other documents as are required by the DGCL to be filed with the Secretary of State of Delaware. The time of such filing shall be referred to herein as the "Effective Time".

          Section 1.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the rights, privileges, immunities, powers and franchises of the Company and Newco and all property, real, personal and mixed, and every other interest of, or belonging to or due to each of the Company and Newco shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Company and Newco shall become the debts, liabilities, obligations and duties of the Surviving Corporation without further act or deed, all in the manner and to the full extent provided by the DGCL. Whenever a conveyance, assignment, transfer, deed or other instrument or act is necessary to vest any property or right in the Surviving Corporation, the directors and officers of the respective constituent corporations shall execute, acknowledge and deliver such instruments and perform such acts, for which purpose the separate existence of the constituent corporations and the authority of their respective directors and officers shall continue, notwithstanding the Merger.

          Section 1.4 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Newco, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation and thereafter may be amended or repealed in accordance with its terms and applicable law, subject to the provisions of Section 6.3(f).

          Section 1.5 BY-LAWS. At the Effective Time and without any further action on the part of the Company and Newco, the By-laws of Newco shall be the By-laws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the Certificate of Incorporation of the Surviving Corporation and as provided by law, subject to the provisions of
Section 6.3(f).

          Section 1.6 DIRECTORS. The directors of Newco at the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          Section 1.7 OFFICERS. The officers of the Company at the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly appointed and qualified, as the case may be.

                                   ARTICLE II

                   CONVERSION OF SHARES; OBJECTING SHARES; PAYMENT

          Section 2.1    CONVERSION OF SHARES.  (a)   Each share of common
stock, par value $.01 per share, of the Company (the "Company Common Stock") outstanding immediately prior to the Effective Time (other than the Company Common Stock held by the Company or any subsidiary of the Company, which shall be cancelled, and Objecting Company Common Stock (as hereinafter defined)) shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into the right to receive without interest, on surrender of the certificate evidencing those shares of Company Common Stock, the number of whole and fractional shares of common stock, par value $.0001 per share of Purchaser ("Purchaser Common Stock") and the rights to acquire shares of Purchaser Common Stock which Rights have the terms and conditions set forth in the form of Certificate of Contingent Stock Issue rights attached as
Exhibit 2.1 hereto ("Contingent Stock Issue Rights") set forth or determined as provided in Schedule 2.1 (the "Merger Consideration"), payable to the holder thereof, upon the surrender of the certificate formerly representing such shares of Company Common Stock in the manner provided by Section 2.3.

          (b) Each share of common stock, par value $.0001 per share, of Newco outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into one share of Common Stock, par value $.01 per share, of the Surviving Corporation, and the shares of common stock of the Surviving Corporation issued on such conversion will constitute all the issued and outstanding shares of capital stock of the Surviving Corporation.

          Section 2.2 OBJECTING SHARES. Notwithstanding anything in this Agreement to the contrary, each share of Company Common Stock which is issued and outstanding immediately prior to the Effective Time and which is held by a holder who has filed written objections with the Company in the time required by
Section 262 of the DGCL and who has not voted such share of Company Common Stock in favor of the Merger or consented thereto in writing and who shall deliver to the Company a written demand for appraisal of such share of Company Common Stock in accordance with Section 262 of the DGCL (collectively, the "Objecting Company Common Stock") shall not be converted into or be exchangeable for the right to receive the Merger Consideration, but holders of such shares of Company Common Stock shall be entitled to receive payment of the appraised value of such Company Common Stock in accordance with the provisions of Section 262 of the DGCL; provided, however, that (i) if any holder of Objecting Company Common Stock shall subsequently deliver a written withdrawal of his demand for appraisal of such Company Common Stock (with the consent of the Company), (ii) if any holder shall fail to establish his entitlement to or to perfect appraisal rights or loses his appraisal rights as provided in such Section 262, or (iii) if neither any holder of Objecting Company Common Stock nor the Surviving Corporation shall have filed a petition demanding a determination of the value of all Objecting Company Common Stock within the time provided in such Section 262, then such holder or holders (as the case may be) shall forfeit the right to appraisal of such Company Common Stock and such Company Common Stock shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without interest thereon. The Company agrees to give Purchaser prompt notice of any written demands for appraisal or notice of objection with respect to any Company Common Stock, any request to withdraw any such demand, and any other instruments served pursuant to the DGCL and received by the Company. Purchaser shall have the right to participate in all negotiations and proceedings with respect to any demands for appraisal made by any holders of Objecting Company Common Stock. The Company shall not, except with the prior written consent of Purchaser, make any payment with respect to, or settle or offer to settle, any such demands.

          Section 2.3    DELIVERY, EXCHANGE AND PAYMENT.

          (a) At or after the Effective Time: (i) each Stockholder, as the holder of certificates representing Company Common Stock, will, on surrender of his certificates to Purchaser (or any agent which may be appointed by Purchaser for purposes of this Section 2.3), receive, and Purchaser will pay and issue to each Stockholder, in each case subject to the provisions of Section 2.4, the Merger Consideration; and (ii) until any certificate representing the Company Common Stock has been surrendered and replaced pursuant to this Section 2.3, that certificate will, for all purposes, be deemed to evidence ownership of the number of whole Company Common Stock of Purchaser Common Stock and Contingent Stock Issue Rights included in the Merger Consideration payable in respect of that certificate pursuant to Section 2.1. All Company Common Stock of Purchaser Common Stock and Contingent Stock Issue Rights issuable in the Merger will be deemed for all purposes to have been issued by Purchaser at the Effective Time.

          (b) Each Stockholder will deliver to Purchaser (or any agent that may be appointed by Purchaser for purposes of this Section 2.3), as promptly as practicable after the Effective Time the certificates representing Company Common Stock owned by the Stockholder, duly endorsed in blank by him, or accompanied by stock powers duly executed by him in blank, and with all necessary transfer tax and other revenue stamps, acquired at his expense, affixed and canceled. Each Stockholder shall cure any deficiencies in the endorsement of the certificates or other documents of conveyance respecting, or in the stock powers accompanying, the certificates representing Company Common Stock delivered by him.

          (c) No dividends (or interest) or other distributions declared or earned after the Effective Time with respect to Purchaser Common Stock and payable to the holders of record thereof after the Effective Time will be paid to the holder of any unsurrendered certificates representing Company Common Stock for which Company Common Stock of Purchaser Common Stock have been issued in the Merger until the unsurrendered certificates are surrendered as provided herein, but (i) on such surrender, Purchaser will cause to be paid, to the person in whose name the certificates representing such Company Common Stock of Purchaser Common Stock shall then be issued, the amount of dividends or other distributions previously paid with respect to such whole Company Common Stock of Purchaser Common Stock with a record date, or which have accrued, subsequent to the Effective Time, but prior to surrender, and the amount of any cash payable to such person for and in lieu of fractional Company Common Stock pursuant to
Section 2.4 and (ii) at the appropriate payment date or as soon as practicable thereafter, Purchaser will cause to be paid to that person the amount of dividends or other distributions with a record date, or which have been accrued, subsequent to the Effective Time, but which are not payable until a date subsequent to surrender, which are payable with respect to such number of whole Company Common Stock of Purchaser Common Stock, subject in all cases to any applicable escheat laws. No interest will be payable with respect to the payment of such dividends or other distributions (or cash for and in lieu of fractional Company Common Stock) on surrender of outstanding certificates.

          Section 2.4 FRACTIONAL SHARES. Notwithstanding any other provision of this Article II, no fractional shares of Purchaser Common Stock and Contingent Stock Issue Rights will be issued, and any Stockholder otherwise entitled to receive a fractional share of Purchaser Common Stock and Contingent Stock Issue Rights but for this Section 2.4 will instead be entitled to receive a cash payment for and in lieu thereof in the amount (rounded to the nearest whole cent) equal to such Stockholder's fractional interest in a share of Purchaser Common Stock and Contingent Stock Issue Rights multiplied by $10.00.

          Section 2.5    OPTIONS AND WARRANTS.  The Company shall
(a) terminate the Company's Stock Option Plan immediately prior to the Effective Time without prejudice to the rights of the holders of options (the "Options") awarded pursuant thereto and (b) following such termination grant no additional Options. By virtue of the Merger and without any action on the part of any of the parties hereto, each Option and each warrant to acquire Company Common Stock shall be converted into a stock option or a warrant, as the case may be, to acquire one share of Purchaser Common Stock for each 24.4331 shares of Company Common Stock which the holder thereof would have been entitled to receive had he or it exercised such Option or warrant prior to the Effective Time.

          Section 2.6 AVAILABLE SURPLUS. Any surplus of the constituent corporations which was available for the payment of dividends and other distributions to stockholders immediately prior to the Merger shall continue to be so available to the Surviving Corporation for such payments to the same extent as before such Merger, except as otherwise required by law.

          Section 2.7 LEGEND. Each certificate representing shares of Purchaser Common Stock issued as Merger Consideration will contain a legend indicating such shares have been acquired for investment and not with the view to the distribution thereof and that they may not be sold, transferred or otherwise disposed of or encumbered unless registered under the Securities Act of 1933, as amended, or unless Purchaser receives an opinion of its counsel to the effect that no registration is required with respect to the proposed sale, transfer or other disposition or encumbrance.

                                     ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

          Section 3.1 BY EACH STOCKHOLDER. Each Stockholder, severally as to himself or herself only, represents and warrants to Purchaser that all the following representations and warranties in this Article III are true and correct: (i) the Stockholder will be acquiring the shares of Purchaser Common Stock and Contingent Stock Issue Rights issued as part of the Merger Consideration, and the Purchaser Common Stock issued, if any, pursuant to the Contingent Stock Issue Rights (collectively, the "Purchaser Merger Securities") to be issued to him pursuant to Section 2.1 solely for the Stockholder's account, for investment purposes only and with no current intention or plan to distribute, sell or otherwise dispose of any of those Purchaser Merger Securities in connection with any distribution; (ii) the Stockholder is not a party to any agreement or other arrangement for the disposition of any shares of Purchaser Merger Securities other than this

Agreement; (iii) unless otherwise specified on Schedule 3.1, the Stockholder is an "accredited investor" as defined in Rule 501(a) of the General Rules and Regulations under the Securities Act of 1933, as amended (the "1933 Act"); (iv) the Stockholder (A) is able to bear the economic risk of an investment in the Purchaser Merger Securities to be acquired by him pursuant to this Agreement, (B) can afford to sustain a total loss of that investment,
(C) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the proposed investment in the Purchaser Merger Securities, (D) has had an adequate opportunity to ask questions and receive answers from the officers of Purchaser concerning any and all matters relating to the transactions contemplated by this Agreement, including the background and experience of the current and proposed officers and directors of Purchaser, and the plans for the operations of the business of Purchaser, and (E) has asked all questions of the nature described in preceding clause (D), and all those questions have been answered to his satisfaction.

          Section 3.2 OWNERSHIP AND STATUS OF COMPANY COMMON STOCK. The Stockholder is the record and beneficial owner (or, if the Stockholder is a trust or the estate of a deceased natural person, the legal owner) of the number of shares of Company Common Stock set forth, by class, and by each series in each class, opposite the Stockholder's name in Schedule 3.2, free and clear of all adverse claims, liens, mortgages, charges, security interests, encumbrances and other restrictions or limitations of any kind whatsoever (collectively, "Liens") except for the Liens accurately set forth in Schedule 3.2, all of which will be released at or before the Effective Time.

          Section 3.3    POWER OF THE STOCKHOLDER; APPROVAL OF THE MERGER.

          (a) The Stockholder has the full power, legal capacity and authority to execute and deliver this Agreement and each other agreement, document, instrument and certificate executed pursuant to or in connection with this Agreement (collectively, the "Transaction Documents") to which the Stockholder is a party and to perform the Stockholder's obligations under this Agreement and under all other Transaction Documents to which the Stockholder is a party. This Agreement constitutes, and each such other Transaction Document, when executed in the Stockholder's individual capacity and delivered by the Stockholder, will constitute, the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as their enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). If the Stockholder is an entity, the Stockholder has, in accordance with all applicable Governmental Requirements (as hereinafter defined) and its Certificate of Incorporation and By-Laws or other documents of formation or management, obtained all approvals and taken all actions necessary for the authorization, execution, delivery and performance by the Stockholder of this Agreement and the other Transaction Documents to which the Stockholder is a party. If the Stockholder is acting otherwise than in his individual capacity (whether as an executor or a guardian or in any other fiduciary or representative capacity), all actions on the part of the Stockholder and all other persons (including any court) necessary for the authorization, execution, delivery and performance by the Stockholder of this Agreement and the other Transaction Documents to which the Stockholder is a party have been duly taken. As used in this Agreement, the term "Governmental Requirement" means at any time
(a) any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, order, writ, edict, award, authorization or other requirement of any Governmental Authority in effect at that time or (b) any obligation included in any certificate, certification, franchise, permit or license issued by any Governmental Authority or resulting from binding arbitration, including any requirement under common law, at that time and, unless otherwise limited, the term "Governmental Authority" means any national, state, county, municipal or other government, domestic or foreign, or any agency, board, bureau, commission, court, department or other instrumentality of any such government.

          (b) The Stockholder, acting in each capacity in which he is entitled, by reason of the Company's Certificate of Incorporation and By-Laws or other documents of formation or management or the Governmental Requirements of the State of Delaware or for any other reason, to vote to approve or disapprove the consummation of the Merger, hereby votes all shares of Company Common Stock owned by him and entitled to a vote or votes on that matter, in any one or more of the manners prescribed or permitted by the Company's Certificate of Incorporation and By-Laws or other documents of formation or management or the Governmental Requirements of the State of Delaware, whichever are controlling, to approve this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement.

          Section 3.4 NO CONFLICTS OR LITIGATION. The execution, delivery and performance in accordance with their respective terms by the Stockholder of this Agreement and the other Transaction Documents to which the Stockholder is or will be a party do not and will not (a) violate any Governmental Requirement, (b) breach or constitute a default under any agreement or instrument to which the Stockholder is a party or by which the Stockholder or any of the Company Common Stock owned by the Stockholder is bound, (c) result in the creation or imposition of, or afford any person the right to obtain, any Lien upon any of the Company Common Stock of owned by the Stockholder (or upon any revenues, income or profits of the Stockholder therefrom) or (d) if the Stockholder is an entity, violate the Stockholder's Certificate of Incorporation, By-Laws or other documents of formation or management. There is no action, suit, proceeding or investigation pending or, to the knowledge of the Stockholder, threatened to which the Stockholder is or may become a party which
(a) questions or involves the validity or enforceability of any of the Stockholder's obligations under any Transaction Document or (b) seeks (or reasonably may be expected to seek) (i) to prevent or delay the consummation by the Stockholder of the transactions contemplated by this Agreement to be consummated by the Stockholder or (ii) damages in connection with any consummation by the Stockholder of the transactions contemplated by this Agreement.

          Section 3.5 PREEMPTIVE AND OTHER RIGHTS; WAIVER. Except for the right of the Stockholder to receive shares of Purchaser Common Stock and Contingent Stock Issue Rights as a result of the Merger or to acquire Purchaser Common Stock pursuant to any written option or warrant granted by Purchaser or the Company to the Stockholder, the Stockholder either (a) does not have any statutory or contractual preemptive or other right of any kind (including any right of first offer or refusal) to acquire any shares of Company Common Stock or Purchaser Common Stock or (b) hereby irrevocably waives each such right of that type the Stockholder has or may have.

          Section 3.6 CONTROL OF RELATED BUSINESSES. Except as accurately set forth in Schedule 3.6, the Stockholder is not, alone or with one or more other persons, an affiliate (an "Affiliate") (within the meaning of Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "1934 Act")) of any entity, business or trade (other than the Company and subsidiaries of the Company) that (a) is engaged in any line of business which is the same as or similar to any line of business in which the Company or any subsidiary of the Company is engaged (the "Business") or (b) is, or has within the three-year period ending on the date of this Agreement, engaged in any transaction or been a party to any agreement with the Company or any subsidiary of the Company.

          Section 3.7 COUNSEL. The Stockholder has been represented by attorneys, accountants and other counsel of their own choosing, and have not relied in any way on any statements, advice or opinion, whether written or oral, of Porter & Hedges, L.L.P. with respect to this Agreement, the transactions contemplated hereby and any actual or potential consequences, including any actual or potential tax consequences, hereof and thereof on Purchaser, Newco, the Company Group or the Stockholder.


                                     ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Section 4.1 AUTHORIZATION. The execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by the Company. The Company has taken all necessary corporate action and has all the necessary corporate power to enter into this Agreement and to consummate the transactions contemplated hereby.
This Agreement has been duly and validly executed and delivered by the officers of the Company on its behalf, and assuming that this Agreement is the valid and binding obligation of Purchaser and Newco, is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          Section 4.2 ORGANIZATION. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite power and authority to own and lease its assets and to carry on its Business as it is now being conducted and is duly qualified to do business as a foreign entity in each jurisdiction where it conducts business, except where the failure to be so qualified would not have a material adverse effect on the Business, operations, earnings, prospects, assets or condition (financial or otherwise) of the Company. Set forth on Schedule 4.2 hereto is a true and correct list of each jurisdiction in which the Company is qualified to do business. Except as set forth on Schedule 4.2 hereto, the

Company does not own any shares of capital stock or other interest in any other corporation, partnership, association or other entity.

          Section 4.3 FINANCIAL STATEMENTS. Schedule 4.3 hereto includes the unaudited balance sheet at March 31, 1999 and the audited balance sheets as at December 31, 1998, December 31, 1997 and December 31, 1996 (the "Balance Sheets") and the unaudited statement of income (loss) and cash flow for the quarter ended March 31, 1999 and the audited statements of income (loss) and cash flow for the fiscal years ended December 31, 1998, December 31, 1997 and December 31, 1996 for the Company and its subsidiary (all of the foregoing, including the notes thereto, are collectively referred to hereinafter as the "Financial Statements"). The Financial Statements present fairly, in all material respects, the consolidated financial position of the Company as of the respective dates indicated and the consolidated revenues and expenses of the Company for the respective periods indicated, in conformity with generally accepted accounting principles applied on a consistent basis, subject, in the case of the unaudited Financial Statements, to notes and normal year end audit adjustments.

          Section 4.4 TITLE. The Company together with its subsidiary (collectively, the "Company Group") owns good and marketable title to all of its assets (the "Assets"), including without limitation the Assets reflected on the Balance Sheets or purchased by the Company Group after the date thereof, except supplies consumed or Assets sold in the ordinary course of business subsequent to the date thereof. The Assets, including without limitation certain of the Assets reflected on the Balance Sheets or purchased by the Company Group after the date thereof, are owned free and clear of all Liens, except: (i) as specifically stated in the Financial Statements (including the notes thereto);
(ii) for Liens for taxes or assessments not yet due and payable or which are being contested by the Company in good faith; (iii) for minor Liens imposed by law for sums not yet due or which are being contested by the Company in good faith; and (iv) for Liens that are minor and which do not detract in any material respect from the value of any of the Assets or which do not impair the Business in any material respect or affect the present use or utility of the Assets in any material respect. The Company has not made any commitments or received any notice, oral or written, from any public authority or other entity with respect to the taking or use of any of the Assets, whether temporarily or permanently, for any purpose whatsoever, nor is there any proceeding pending or, to the best knowledge of Company, threatened, which could adversely affect the Assets, including without limitation, any Asset owned or used by the Company Group as of the date hereof.

          Section 4.5 CONDITION OF ASSETS. All documents and agreements pursuant to which the Company Group has obtained the right to use any Assets are valid and enforceable in all respects against the parties thereto in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; provided, however, that no representation or warranty is being made by Company as to the validity or enforcement of any of same on behalf of Purchaser or Newco. All licenses, permits and authorizations related to the location or operation of the Business are in good standing and are valid and enforceable in all respects against the Company

Group in accordance with their respective terms. There is not, under any of the foregoing instruments, documents or agreements, any existing default, nor is there any event which, with notice or lapse of time or both, would constitute a default arising through the Company Group or, to the best knowledge of Company, arising through any third party which could: (i) have a material adverse effect on the Business, the Assets or the consolidated operations, earnings or condition (financial or otherwise) of the Company; or
(ii) materially adversely affect its title to the Assets. The Company Group is not in violation of and has complied with all applicable zoning, building or other codes, statutes, regulations, ordinances, notices and orders of any governmental authority with respect to the occupancy, use, maintenance, condition, operation and improvement of the Assets, except where the failure to comply would not have a material adverse effect on the Business, the Assets or the consolidated operations, earnings or condition (financial or otherwise) of the Company. The Company Group's use of any improvements for the purposes for which any of the Assets are being used as of the date hereof does not violate in any material respect any such code, statute, regulation, ordinance, notice or order. The Company Group possesses all licenses, certificates of occupancy, permits and authorizations required to be obtained by the Company Group with respect to the Company Group's operation and maintenance of the Assets for all uses for which such Assets are operated or used by the Company Group as of the date hereof, except where the failure to do so would not have a material adverse effect on the Business, the Assets or the consolidated operations, earnings or condition (financial or otherwise) of the Company Group. All of the Assets (whether owned or leased by the Company Group) are in good operating condition and repair, subject to normal wear and use, and each such item is usable in a manner consistent with current use by the Company Group.

          Section 4.6   INTELLECTUAL PROPERTY.   The Company Group has not
interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of third parties, and the Company Group has not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation or violation. To the best knowledge of the Company, no third party is currently interfering with, infringing upon, misappropriating or otherwise coming into conflict with any intellectual property rights of the Company Group.

          Section 4.7 INVENTORY. Schedule 4.7 hereto sets forth a true, correct and complete list of the Company Group's inventory (the "Inventory") as of December 31, 1998. There have been no changes in the Inventory since such date other than ordinary business reductions due to sales and increases due to receipt of items of Inventory received in the ordinary course of the conduct of the Company Group's business consistent with its past practices. The Company has delivered the Balance Sheets which accurately, correctly and completely set forth the value of such inventory at the respective dates thereof. The Inventory consists only of items in current product lines or items which are used in the production or distribution thereof. All items in the Inventory are of a quality and quantity usable or saleable in the ordinary course of business and are not obsolete, defective or damaged in any way. The Inventory is valued on the books of the Company Group and is reflected on such Balance Sheets in accordance with generally accepted accounting principles consistently applied.

          Section 4.8 ABSENCE OF UNDISCLOSED LIABILITIES. Other than as set forth on the Balance Sheets, the notes thereto or Schedule 4.8, the Company Group has not had nor does it have any indebtedness, loss or liability of any nature whatsoever (other than those incurred in the ordinary course of business), whether accrued, absolute, contingent or otherwise and whether due or become due, which is material to the Assets, the Business or the consolidated operations, prospects, earnings or condition (financial or otherwise) of the Company Group.

          Section 4.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on Schedule 4.9 and except as expressly set forth in this Agreement, since September 30, 1998:

               A. the Company Group have not amended their respective certificates of incorporation (the "Certificates of Incorporation") or By-laws;

               B.   the Company Group has not

               (i) made any capital expenditures or commitments for the acquisition or construction of any property, plant or equipment relating to the Business other than in the ordinary course of business of the Company;

               (ii) entered into any material transaction relating to the Business inconsistent with the past practices of the Business or conducted the Business inconsistent with its past practices;

               (iii) incurred any damage, destruction or any other loss to any of the Assets in an aggregate amount exceeding Five Thousand Dollars ($5,000) whether or not covered by insurance;

               (iv) suffered any loss relating to the Business or the Assets and the Company has not become aware of any intention on the part of any customer, dealer, vendor or supplier to discontinue its current relationship with the Company Group, the loss or discontinuance of which, alone or in the aggregate, could have a material adverse effect on the Business, the Assets or the consolidated operations, earnings or condition (financial or otherwise) of the Company;

               (v) modified, amended or altered any contractual arrangement with any customer, dealer or supplier, the modification, amendment or alteration of which, alone or in the aggregate, could have a material adverse effect on the Business, the Assets or the consolidated operations, earnings or condition (financial or otherwise) of the Company;

               (vi) incurred any material liability or obligation (absolute or contingent) or made any material expenditure other than in the ordinary course of business of the Company Group;

               (vii) experienced any material adverse change in the Business, the Assets or the consolidated operations, earnings or condition (financial or otherwise) of the Company or experienced or received knowledge of any event which could have a material adverse effect on the

Business, the Assets or the consolidated operations, earnings or condition (financial or otherwise) of the Company;

               (viii) granted, conveyed, transferred, assigned, pledged, hypothecated or made any sale of accounts receivable or any accrual of liabilities outside of the ordinary course of the business of the Company Group;


               (ix) except in the ordinary course of business of the Company Group, purchased, disposed of or contracted to purchase or dispose of, or granted or received an option or any other right to purchase or sell, any of the Assets or any equity security of the Company;

               (x) increased the rate of compensation payable or to become payable to the employees of the Business, or increased the amounts paid or payable to such employees under any bonus, insurance or other compensation plan, or made any arrangements therefor with or for any of said employees except for increases consistent with the ordinary course of business or increases resulting from the application of existing formulas under existing agreements or policies relating to employee compensation;

               (xi) changed any accounting principle, procedure or practice followed by the Company or changed the method of applying such principle, procedure or practice; or

               (xii) settled any pending litigation for an aggregate amount exceeding $5,000.

          Section 4.10 AGREEMENTS. Set forth on Schedule 4.10 hereto is a true, correct and complete list of all material contracts, agreements and other instruments relating to the Business, including without limitation, those by which any of the Assets are bound. Copies of all such agreements have heretofore been delivered or made available by the Company to Purchaser and Newco. Other than as set forth on Schedule 4.10, there is no material contract or agreement to which the Company Group is a party or which affects the Assets or the liabilities of the Company Group or otherwise relates to the Business. Except as otherwise previously disclosed to Purchaser and Newco or set forth on the schedules hereto, the Company Group is not a party to or bound by, nor are any of the Assets subject to, any material written or oral agreement relating to the Business, including without limitation the following:

               (i) any agreement which has not been entered into or received by the Company Group in the ordinary course of business or which is not consistent with the prior practice of the Company Group;

               (ii) any agreement which involves the purchase or sale of goods or payment by or to the Company Group for services rendered with a value in excess of Five Thousand Dollars ($5,000) which is not cancelable within thirty (30) days of the Closing Date (as defined in Section 7.1) by the Company Group upon notice given on or prior to the Closing Date;

               (iii) any agreement for the employment of any officer, director or employee or former officer, director or employee (other than, with respect to any employee, agreements which are terminable without liability upon notice of thirty (30) days or less and do not provide for any further payments following such termination) pursuant to which payments may be required to be made at any time following the Closing Date in an aggregate amount exceeding Five Thousand Dollars ($5,000);

               (iv) any mortgage, deed of trust or security agreement or other documentation relating to or establishing a security interest to secure indebtedness for borrowed money;

               (v) any debentures, indentures, notes or installment obligations, the unpaid balance of which exceeds Five Thousand Dollars ($5,000) in the aggregate, or other instruments for or relating to any unsecured borrowing of money by the Company Group, the unpaid balance of which exceeds Five Thousand Dollars ($5,000) in the aggregate;

               (vi) any guaranty of any obligation of any person or party for borrowings or otherwise, excluding endorsements made for collection in the ordinary course of business;

               (vii) any agreement or arrangement for the sale or lease of any of the Assets (other than that which is included in the inventory) having a book value in excess of Five Thousand Dollars ($5,000) in the aggregate;

               (viii) any agreement or agreements pursuant to which the Company Group is or may be obligated to make any payments, contingent or otherwise, in excess of Five Thousand Dollars ($5,000) in the aggregate, resulting from or arising out of the prior acquisition of any business, or of all or substantially all of the assets of any company or any division thereof;

               (ix)     any agreement with any labor union;

               (x) any agreement with any officer, director or employee of the Company, the immediate family of any officer, director or employee of the Company, or any affiliate of any of the foregoing;

               (xi) any unexpired and enforceable agreements for the disposition of the Assets; or

               (xii) any other agreement, contract, document or instrument not entered into in the ordinary course of business which is material to the Business and not excluded by reason of operation of this or any other provision of this Agreement.

          Except as set forth on Schedule 4.10, with respect to the Business, the Company Group is not, nor to the best knowledge of the Company, is any third party, in default and no event has occurred which, with notice or lapse of time or both, could cause or become a default by the Company Group or, to the best knowledge of the Company, by any third party, under any contract, agreement, document or instrument to which the Company Group is a party which is material to the Business. Each contract, agreement, document or instrument to which the Company Group is a party which is material to the Business is enforceable, in accordance with its terms, against all other parties thereto, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          Section 4.11 NON-CONTRAVENTION; CONSENTS. Neither the execution and delivery of this Agreement by the Company, nor consummation of the transactions contemplated hereby, does or will: (i) violate or conflict with any provision of the Certificates of Incorporation or By-Laws of the Company Group; (ii) violate or, with the passage of time, result in the violation of any provision of, or result in the acceleration of or entitle any party to accelerate any obligation under, or result in the creation or imposition of any Lien upon any of the Assets, pursuant to any provision of any mortgage, lien, lease, agreement, permit, indenture, license, instrument, law, order, arbitration award, judgment or decree to which the Company Group is a party or by which it or any of the Assets are bound, the effect of which violation, acceleration, creation or imposition could result, in the aggregate, in liability of the Company Group in excess of Five Thousand Dollars ($5,000) in connection with its Business; (iii) violate or conflict with any other restriction of any kind whatsoever to which the Company Group is subject, or by which any of the Assets may be bound, the effect of any of which violation or conflict could result, in the aggregate, in liability of the Company Group in excess of Five Thousand Dollars ($5,000) in connection with its Business; or
(iv) constitute an event permitting termination by a third party of any agreement to which the Company Group is a party or the Assets are subject. Except as set forth on Schedule 4.11 hereto, no consent, authorization, order or approval of, or filing or registration with, any Governmental Authority is required by the Company Group in connection with the execution, delivery and performance of the terms of this Agreement and consummation of the transactions contemplated hereby by the Company.

          Section 4.12 LABOR RELATIONS. There are no agreements with or pending petitions for recognition of any labor union or association as the exclusive bargaining agent for any or all of the employees of the Company Group and no such petition has been pending at any time during the two years prior to the date hereof. There has not been any organizing effort by any union or other group seeking to represent any employees of the Company Group as their exclusive bargaining agent at any time since inception of the Company Group. There are no labor strikes, work stoppages or other labor disputes now pending or threatened against the Company Group, nor has there been any such labor strike, work stoppage or other labor dispute or grievance at any time since inception of the Company Group.

          Section 4.13 INSURANCE. Set forth on Schedule 4.13 hereto is a true, correct and complete list of all insurance policies or binders of insurance or programs of self-insurance which relate to the Business, copies of which have been previously provided or made available to Purchaser and Newco. The coverage under each such policy and binder is in full force and effect. The Company has no knowledge of nor has it received any notice of cancellation, termination, nonrenewal or disallowance of any claim made by the Company Group thereunder or with respect thereto. Except as specifically recited on Schedule 4.13, each such policy, binder or program providing coverage for the Assets or the Business shall be terminated effective as of the close of business on the Closing Date, unless agreed otherwise by the parties hereto.

          Section 4.14 TAX MATTERS. The Company Group is a member of an affiliated group (an "Affiliated Group") within the meaning of Section 1504 of the Code. Neither the Company Group nor Purchaser or Newco will incur any tax liability in connection with the transactions contemplated hereby as a result of the Company Group being a member of an Affiliated Group and consummation by the Company of such transactions does not give rise to the imposition upon any party hereto of any taxes, payments or penalties of any nature whatsoever. The Company Group has filed when due and will file if and when due prior to the Closing Date (after giving effect to any extensions granted by the requisite legal or regulatory authority) all returns, reports, elections, estimates, declarations, schedules, forms and other documents ("Tax Returns") relating to taxes required to be filed by the Code or by any applicable federal, state, county, municipal, local, foreign or other laws, including, without limitation, consolidated, combined or unitary returns, for any taxable period ending prior to or on the Closing Date (the "Pre-Closing Tax Period"). The taxable year of the Company Group for federal and state income and business tax purposes ends on December 31 of each year. All taxes shown on any Tax Return required to be filed with respect to the Company Group for any Pre-Closing Tax Period have been, or will have been, paid or accrued prior to the Closing (as defined in Section 7.1). The Company Group has fully accrued on its books all taxes not yet due. No tax Liens have been filed, and no material claims have been or are being asserted or proposed, against the Company Group with respect to any taxes. Except as set forth on Schedule 4.14 hereto, no deficiencies or claims have been proposed, assessed or claimed (including interest and penalties) against the Company Group which have not been paid or accrued, and the Company Group has not waived or extended any statute of limitations with respect to the assessment of any taxes, which waiver or extension has not yet expired by its terms. There are no suits, actions, proceedings, claims or investigations now pending against the Company Group with respect to any taxes. The Company Group has withheld or collected from each payment made to each of its employees, consultants, contractors and other payees the amount of all taxes (including, but not limited to, federal income taxes, state and local income and wage taxes, payroll taxes, workers' compensation and unemployment taxes) required to be withheld or collected therefrom for all Pre-Closing Tax Periods and the Company Group has timely paid or accrued and reported the same in respect of its employees, consultants, contractors and other payees to the proper tax receiving offices. The Company Group does not have any liability for any taxes of any nature whatsoever other than as shown on the Balance Sheets (except for liabilities for taxes accruing after the date of the Balance Sheets in the ordinary course of business) and there is no basis for any additional liabilities for taxes for any Pre-Closing Tax Period. The reserve for accrued but unpaid taxes for the period ending September 30, 1998 includes adequate provision for all taxes which have been assessed or which will be due and payable by the Company Group for all Pre-Closing Tax Periods. The Company Group is not, and will not on the Closing Date be, liable for any taxes for which it has not made adequate provision.

          The term "taxes" or "tax" as used in this section or referred to elsewhere in this Agreement shall mean all taxes, charges, fees, levies, penalties, or other assessments, including without limitation, income, capital gain, profit, gross receipts, ad valorem, excise, property, payroll, withholding, employment, severance, social security, workers' compensation, occupation, premium, customs duties, windfall profits, sales, use and franchise taxes, imposed by the United States, or any state, county, local or foreign government or any subdivision or agency thereof, and including any interest, penalties, or additions attributable thereto.

          Section 4.15   COMPLIANCE WITH APPLICABLE LAW.  The Company
Group has been and is substantially in compliance with all Governmental Requirements except where the failure to comply with the same would not adversely affect the Business, the Assets or the consolidated operations, earnings or condition (financial or otherwise) of the Company or would subject any owner of the Company to civil or criminal penalties or imprisonment. The Company Group has complied with the rules and regulations of all Governmental Authorities having authority over the Business, except where the failure to comply would not have an adverse effect on the Business, the Assets or the consolidated operations, earnings, prospects or condition (financial or otherwise) of the Company. The Company has no knowledge of nor has received any notice of violation of any such rule or regulation which could result in any material liability of the Company Group for penalties or damages or which could subject the Company Group to any injunction or government writ, order or decree. There are no facts, events or conditions known to the Company that could interfere with, prevent continued compliance with or give rise to any liability under any Governmental Requirements applicable to the Business, the Assets or the consolidated operations, earnings or condition (financial or otherwise) of the Company, except where the failure to do so would not have a material adverse effect on the Business, the Assets or the consolidated operations, earnings, prospects or condition (financial or otherwise) of the Company.

          Section 4.16 LITIGATION. Except as set forth on Schedule 4.16, there is no action, suit, proceeding or investigation pending against or related to the Company Group, nor to the best knowledge of the Company, threatened, which would restrict the Company's ability to perform its obligations hereunder or would have a material adverse effect on the Business, the Assets or the consolidated operations, earnings, or condition (financial or otherwise) of the Company Group. To the best knowledge of the Company, there are no grounds for or facts, events or circumstances which could form the basis of any such action that could cause or result in any such action, suit, proceeding or investigation or which is probable of assertion. The Company Group is not in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental agency, authority, body, board, bureau, commission, department or instrumentality which could have a material adverse effect on the Business, the Assets or the consolidated operations, earnings or condition (financial or otherwise) of the Company.

          Section 4.17 EMPLOYEE BENEFIT PLANS. Schedule 4.17 sets forth a true, correct and complete list of all "employee benefit plans" as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Benefit Plans") covering the employees of the Company Group (the "Employees"). Each Benefit Plan is in compliance in all material respects with all applicable provisions of law, including ERISA and the Code. There are no pending or, to the knowledge of the Company, threatened claims against any Benefit Plan (except for claims for benefits payable in the normal operation of the Benefit Plans) that could give rise to any material liability to the Company Group. All material reports, notices and returns required to be filed with any governmental agency or provided to any person or entity with respect to the Benefit Plans have been timely filed. Each Benefit Plan that is an employee pension plan (as defined in Section 3(2) of ERISA) (a "Retirement Plan") and the related trusts have received a determination from the Internal Revenue Service that it is qualified and exempt from federal income tax under Sections 401(a) and 501(a), respectively, of the Code. No person has engaged in a "prohibited transaction" with respect to any Retirement Plan (as that term is defined in Section 4975 of the Code and Section 406 of ERISA), which could subject the Company Group to a penalty tax imposed by Section 4975 of the Code. All contributions required to be made to each Retirement Plan have been timely made and no plan has an "accumulated funding deficiency" within the meaning of
Section 412 of the Code. No Retirement Plan subject to Title IV of ERISA has incurred any material liability to the Pension Benefit Guaranty Corporation ("PBGC") other than for the payment of premiums, all of which have been paid when due. Other than as contemplated herein, no Retirement Plan subject to Title IV of ERISA has been terminated nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA and the regulations thereunder) that could present a material risk of termination of a Retirement Plan which termination could have a material adverse effect on the Company Group. The Company Group does not contribute to any multi-employer pension or multi-employer welfare benefit plan (within the meaning of Section 3(37) of ERISA).

          Section 4.18 PERMITS. The Company Group holds all permits, licenses, orders and approvals of all Governmental Authorities required for the conduct and operation of the Business as currently conducted, except where the failure to do so would not have a material adverse effect on the Business, the Assets or the consolidated operations, earnings or condition (financial or otherwise) of the Company. All such permits, licenses, orders, and approvals are in full force and effect and no suspension, termination or revocation of any of the foregoing is threatened. None of such permits, licenses, orders or approvals will be adversely affected by consummation of the transactions contemplated by this Agreement. To the best knowledge of the Company, the Company Group has complied with the rules and regulations of all Governmental Authorities which regulate, supervise or are in any manner concerned with import and export licenses, occupational safety, environmental protection and employment practices relating to the Business, except where the failure to do so would not have a material adverse effect on the Business, the Assets or the consolidated operations, earnings or condition (financial or otherwise) of the Company. The Company has no knowledge of nor has it received any notice of violation of any of such rules or regulations which would result in any liability of the Company Group for penalties or damages or which would subject the Company Group to any injunction or governmental writ, order or decree.

          Section 4.19 RESTRICTIVE COVENANTS. The Company Group is not party to any agreement, contract or covenant limiting the freedom of the Company Group to compete in any line of business or with any person or other entity in any geographic region within or outside of the United States of America.

          Section 4.20 UNLAWFUL PAYMENTS. The Company Group has not, to the best knowledge of Company, nor has any officer, director, employee, agent, owner or representative of the Company Group made, directly or indirectly, any bribe or kickback, illegal political contribution, payment from corporate funds which was incorrectly recorded on the books and records of the Company Group, unlawful payment from corporate funds to governmental or municipal officials in their individual capacities for the purpose of affecting their action or the actions of the jurisdiction which they represent to obtain favorable treatment in securing business or licenses or to obtain special concessions of any kind whatsoever, or illegal payment from corporate funds to obtain or retain any business.

          Section 4.21  WARRANTIES.   Except as required by federal or state
law, the Company Group has not made, extended or otherwise represented that it would provide any express warranty with respect to the products or services sold, distributed or leased to its clients or customers nor is the

          Section 4.22 TRANSACTIONS WITH RELATED PARTIES. Except as set forth on Schedule 4.22 hereto, there are no loans outstanding pursuant to which the Company Group is owed or owes money which involve any stockholder, officer, director, employee or consultant of the Company nor is the Company a party to any instrument, license, lease or other agreement, written or oral, with any stockholder, officer, director, employee or consultant of the Company.

          Section 4.23   BOOKS AND RECORDS.

                 (i) The books of account and other financial records of the Business and of the Company Group are complete and correct and have been maintained in accordance with good business practices.

                 (ii) The Company Group will provide Purchaser and Newco prior to the Closing Date access to all books and records referred to above, and all books and records relating to the Business shall be delivered to Purchaser and Newco at the Closing.

          Section 4.24 CERTAIN ENVIRONMENTAL MATTERS. Except as set forth on Schedule 4.24 hereto, (a) to the knowledge of the Company, the Company Group has complied, and remains in compliance, with the provisions of all Environmental Laws (as defined below) applicable to it or any of its presently owned or operated facilities, sites or other properties, businesses and operations and which relate to the reporting by the Company Group of all sites presently owned or operated by any of it where Solid Wastes, Hazardous Wastes or Hazardous Substances (as defined below) have been treated, stored, disposed of or otherwise handled; (b) no release (as defined in the applicable Environmental
Laws) at, from, in or on any site owned or operated by the Company Group has occurred which, if all relevant facts were known to the relevant Governmental Authorities, reasonably could be expected to require remediation to avoid deed record notices, restrictions, liabilities or other consequences that would not be applicable if the release had not occurred; (c) the Company has not transported or arranged for the transportation of any Solid Wastes, Hazardous Wastes or Hazardous Substances to, or disposed or arranged for the disposition of any Solid Wastes, Hazardous Wastes or Hazardous Substances at, any off-site location that could lead to any valid claim against the Company, Purchaser or Newco, as a potentially responsible party or otherwise, for any clean-up costs, remedial work, damage to natural resources, personal injury or property damage, including any claim under the Comprehensive Environmental Response, Conservation and Liability Act of 1980 ("CERCLA"); and (d) no storage tanks exist, or, to the knowledge of the Company, have existed, on or under any of the properties owned or operated by the Company Group from which any

Solid Wastes, Hazardous Wastes or Hazardous Substances have been released into the surrounding environment. The Company has provided Purchaser with copies (or if not available, accurate written summaries) of all environmental investigations, studies, audits, reviews and other analyses conducted by or on behalf, or which otherwise are in the possession, of the Company respecting any facility, site or other property now or previously owned or operated by the Company Group. As used in this Agreement, the term "Environmental Law" means any and all Governmental Requirements relating to the environment or worker health, including ambient air, surface water, land surface or subsurface strata, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including Solid Wastes, Hazardous Wastes or Hazardous Substances) or noxious noise or odor into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, recycling, removal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including petroleum, petroleum distillates, asbestos or asbestos-containing material, polychlorinated biphenyls, chlorofluorocarbons or hydrochlorofluorocarbons) and the terms "Solid Wastes, Hazardous Wastes or Hazardous Substances" have the meanings ascribed to those terms in CERCLA, the Resource Conservation and Recovery Act of 1976 ("RCRA") or any other Environmental Law applicable to the business or operations of the Company Group which imparts a broader meaning to any of those terms than does CERCLA or RCRA.

          Section 4.25 ACCURACY OF INFORMATION FURNISHED. No statement, representation, warranty or covenant set forth in this Agreement, in the exhibits or the schedules hereto, or in any certificate or other instrument or document required to be delivered by or on behalf of the Company pursuant hereto or in connection with the consummation of the transactions contemplated hereby, contained, contains or will contain any untrue statement of a material fact, or omits, omitted or will omit to state any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

          Section 4.26 COUNSEL. The Company Group has been represented by attorneys, accountants and other counsel of their choosing, and have not relied in any way on any statements, advice or opinion, whether written or oral, of Porter & Hodges, L.L.P. with respect to this Agreement, the transactions contemplated hereby and any actual or potential consequences, including any actual or potential tax consequences, hereof and thereof on the Purchaser, Newco, the Company Group or the Stockholder.



                                      ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF PURCHASER AND NEWCO

          Section 5.1 AUTHORIZATION. The execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby have been duly authorized, adopted and approved by the Board of Directors of each of Purchaser and Newco. Each of Purchaser and Newco has taken all necessary corporate action and has all the necessary corporate power to enter into this Agreement and to consummate the transactions contemplated hereby.
This Agreement has been duly and validly executed and delivered by the officers of each of Purchaser and Newco on its behalf, and, assuming that this Agreement is the valid and binding obligation of the Company is the valid and binding obligation of Purchaser and Newco, enforceable against each of Purchaser and Newco in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          Section 5.2 ORGANIZATION. Purchaser and Newco each is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has the corporate power and authority to own and lease its properties and assets and to carry on its businesses as they are now being conducted and is duly qualified to do business as a foreign corporation in each jurisdiction where it owns or leases real property or conducts business, except where the failure to be so qualified would not have a material adverse effect on the business, operations, earnings, assets or condition (financial or otherwise) of Purchaser. Newco has been organized solely for the purpose of the transaction contemplated by this Agreement and has not taken any action, incurred any expense or entered into any agreements or arrangements of any kind except in connection herewith.

          Section 5.3   CAPITALIZATION OF THE PURCHASER.  The authorized
capital stock of Purchaser consists of 25,000,000 shares of Purchaser Common Stock and 3,000,000 shares of preferred stock, par value $.0001 per share, of which 2,112,506 shares of Purchaser Common Stock were issued and outstanding at March 31, 1999, no shares of preferred stock are issued and outstanding and no
shares are held in the treasury.   Except as set forth on Schedule 5.3, there
are no options, calls, subscriptions, warrants, rights, agreements or commitments of any character obligating Purchaser, contingently or otherwise, to issue any shares of its capital stock or any shares convertible into its capital stock.

          Section 5.4   MERGER CONSIDERATION.  Upon consummation of the
Merger in accordance with the provisions of this Agreement, each share of Purchaser Common Stock constituting a part of the Merger Consideration shall be validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof.

          Section 5.5 FINANCIAL STATEMENTS. Purchaser has delivered to the Company an audited consolidated balance sheet of Purchaser as at December 31, 1998 (the "Balance Sheet Date"), the related audited consolidated statements of income and cash flows for the year then ended, an unaudited consolidated balance sheet of Purchaser as at March 31, 1999 and the related unaudited consolidated statements of income and cash flows for the quarter then ended (collectively, the "Financial Statements"). The Financial Statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the period covered thereby and fairly present, in the case of the balance sheets, the consolidated financial condition of Purchaser as of the dates indicated, and in the case of the statements of income and cash flows, the consolidated results of operations and cash flows of Purchaser for the periods indicated.

          Section 5.6 UNDISCLOSED LIABILITIES, ETC. Except as set forth on Schedule 5.6, neither Purchaser nor any subsidiary of Purchaser (collectively, the "Purchaser Group") has any indebtedness, obligations or liabilities of any nature, whether accrued, absolute, contingent or other issue, whether due or to become due, including, without limitation, liabilities or obligations on account of taxes, other governmental charges, duties, penalties, interest or fines other than those set forth on the consolidated balance sheet of Purchaser at the Balance Sheet Date or incurred by the Purchaser Group since the Balance Sheet Date in the ordinary course of business and consistent with past practice, all of which are reflected on its books and records and none of which is materially adverse to Purchaser.

          Section 5.7 ABSENCE OF CHANGES. Except as specifically set forth on Schedule 5.7, since the Balance Sheet Date, the Purchaser Group has conducted its business only in the ordinary course and consistent with past practice and there has not been any:

                 (i) change in the consolidated condition (financial or otherwise), properties, assets, liabilities, earnings, business or prospects of the Purchaser, other than changes in the ordinary course of business which in the aggregate have not been materially adverse;

                 (ii) additional obligation or liability (absolute or contingent) incurred by the Purchaser Group or to which the Purchaser Group has become subject, other than current liabilities incurred in the ordinary course of business and obligations under contracts entered into in the ordinary course of business; or

                 (iii) other event or condition of any character which in any one case or in the aggregate has materially adversely affected, or any event or condition known to Purchaser on the date hereof which might reasonably be expected in any one case or in the aggregate to materially adversely affect in the future, the consolidated condition (financial or otherwise), assets, properties, liabilities, earnings, business or prospects of Purchaser.

          Section 5.8 NON-CONTRAVENTION; CONSENTS. Neither the execution and delivery of this Agreement by Purchaser and Newco, nor consummation of the transactions contemplated hereby, does or will: (i) violate or conflict with any provision of the certificate of incorporation or bylaws of the Purchaser and Newco; (ii) violate or with the passage of time, result in the violation of any provision of, or result in the acceleration of or entitle any party to accelerate any obligation under, or result in the creation or imposition of any Lien upon any assets of the Purchaser Group, pursuant to any lease, agreement, permit, indenture, license, instrument, law, order, arbitration award, judgment or decree to which the Purchaser Group is a party or by which it or any of the property or assets which are material to its business or operation are bound, the effect of any of which violation would result, in the aggregate, in liability of the Purchaser Group in excess of Five Thousand Dollars ($5,000);
(iii) violate or conflict with any other restriction to which the Purchaser Group is subject or by which any of the property or assets which are material to its business or operation may be bound, the effect of any of which violation or conflict would result, in the aggregate, in liability of the Purchaser Group in excess of Five Thousand Dollars ($5,000); or (iv) constitute an event permitting termination of any agreement to which the Purchaser Group is subject by any other party thereto, if in any such circumstance such termination could have a materially adverse effect on Purchaser's and Newco's ability to fulfill its respective obligations hereunder. No consent, authorization, order or approval of, or filing or registration with, any Governmental Authority is required in connection with the execution, delivery and performance of the terms of this Agreement by Purchaser or Newco and consummation by Purchaser or Newco of any of the transactions contemplated hereby.

          Section 5.9 LITIGATION. There is no action, suit, proceeding or investigation pending against or related to Purchaser or Newco (including stockholder's suits), nor, to the best of Purchaser's and Newco's knowledge, has Purchaser or Newco been threatened with any such action, suit, proceeding or investigation, which would restrict Purchaser's or Newco's ability to perform its respective obligations hereunder or which would have a material adverse effect on the business, assets, operations, earnings or condition (financial or otherwise) of the Purchaser Group. To the best knowledge of Purchaser and Newco, there are no grounds for or facts, events or circumstances which would form the basis of any such action that would cause or result in any such action, suit, proceeding or investigation or which is probable of assertion. The Purchaser Group is not in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental agency, authority, body, board, bureau, commission, department or instrumentality which could have a material adverse effect on the business, assets, operations, earnings or condition (financial or otherwise) of the Purchaser Group.

          Section 5.10  ACCURACY OF INFORMATION FURNISHED; SUBSEQUENT
EVENTS. No statement by Purchaser or Newco set forth herein or in the exhibits or the schedules hereto, and no statement set forth in any certificate or other instrument or document required to be delivered by or on behalf of Purchaser or Newco pursuant hereto or in connection with consummation of the transactions contemplated hereby contained, contains or will contain any untrue statement of a material fact, or omitted, omits or will omit to state any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

          Section 5.11   COMPLIANCE WITH APPLICABLE LAW.  The Purchaser
Group has been and is in compliance with all Governmental Requirements (including without limitation the 1933 Act and the 1934 Act) as of the date hereof, the failure to comply with which could materially adversely affect the business, assets, operations, earnings or condition (financial or otherwise) of the Purchaser Group or which would subject any officer or director of the Company to civil or criminal penalties or imprisonment. The Purchaser Group has complied with the rules and regulations of all Governmental Authorities having authority over its business or its operations, including without limitation, agencies concerned with intra-state and interstate commerce, occupational safety, environmental protection and employment practices, except where the failure to comply would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of the Purchaser Group. Purchaser and Newco have no knowledge of and have not received any notice of violation of any such rule or regulation which could result in any liability of the Purchaser Group for penalties or damages or which could subject the Purchaser Group to any injunction or government writ, order or decree. To the best knowledge of Purchaser and Newco, there are no facts, events or conditions that could interfere with, prevent continued compliance with, or give rise to any liability under, any Governmental Requirements applicable to the business, assets, operations, earnings or condition (financial or otherwise) of the Purchaser

Group, except where the failure to do so would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of the Purchaser Group.

          Section 5.12 UNLAWFUL PAYMENTS. Neither the Purchaser Group nor any officer, director, employee, agent, owner or representative of the Purchaser Group has made, directly or indirectly, any bribe or kickback, illegal political contribution, payment from corporate funds which was incorrectly recorded on the books and records of the Purchaser Group, unlawful payment from corporate funds to governmental or municipal officials in their individual capacities for the purpose of affecting their action or the actions of the jurisdiction which they represent to obtain favorable treatment in securing business or licenses or to obtain special concessions of any kind whatsoever, or illegal payment from corporate funds to obtain or retain any business.

          Section 5.13 SOLVENCY OF THE PURCHASER AND NEWCO. Since its formation and through the Closing Date, Purchaser and Newco each has been and will be solvent. "Solvent" shall mean, for purposes of application of this provision, that (i) the fair saleable value of the Purchaser Group's property is in excess of the total amount of its debts; and (ii) Purchaser and Newco are each able to pay their respective debts as they mature.

          Section 5.14 COUNSEL. Purchaser and Newco have been represented by attorneys, accountants and other counsel of their own choosing, and have not relied in any way on any statements, advice or opinion, whether written or oral, of counsel for the Company Group and the Stockholders with respect to this Agreement, the transactions contemplated hereby and any actual or potential consequences, including any actual or potential tax consequences, hereof and thereof on Purchaser and Newco, except the opinion of counsel for the Company Group and the Stockholders to be delivered pursuant to Section 7.4(a).

                                    ARTICLE VI

                                     COVENANTS

          Section 6.1   COVENANTS OF THE COMPANY.

          (a) NOTIFICATION. The Company shall give prompt notice to Purchaser and Newco of: (i) any notice or other communication received by the Company prior to the Closing Date, relating to a default or an event which, with notice or lapse of time or both would become a default under this Agreement or become a material default under any other material contract, agreement or instrument to which the Company is a party, by which it or any of the Assets are bound or to which it or any of the Assets are subject;
(ii) any event which, with notice or lapse of time or both, would cause any warranty, representation or covenant of the Company under this Agreement to be inaccurate, untrue, incomplete, misleading or violated in any respect;
(iii) any notice or other communication from any third party alleging that the consent of such third party was, is or may be required in connection with the transactions contemplated by this Agreement; and (iv) any material adverse change in the Business, the Assets or the consolidated operations, earnings or condition (financial or otherwise) of the Company.

          (b) CONDUCT OF BUSINESS; CERTAIN COVENANTS. Prior to and through the Closing Date, the Company shall conduct and operate the Business and will not, without prior written consent of Purchaser and Newco, which consent shall not be unreasonably withheld or delayed, take any action other than in accordance with the ordinary and usual course of business. The Company will use commercially reasonable efforts to preserve intact the Business, the Assets and the operation, organization and relationships with its employees, independent contractors, agents, suppliers, customers and others having business dealings with it. Prior to and through the Closing Date, without the prior written consent of Purchaser and Newco, which consent shall not be unreasonably withheld or delayed,

          (A)  the Company shall not

               (i)    amend its Certificate of Incorporation or By-Laws; or

               (ii) issue, transfer, sell or deliver any interest in the Company;

          (B)  the Company Group shall not in any matter affecting the Business:

               (i) issue or otherwise grant or enter into any agreement relating to the issuance or grant of any interests or rights calling for or permitting the issuance, transfer, sale or delivery of any rights to the Assets or the Business;

               (ii) incur any indebtedness for borrowed money, except in the ordinary course of business or pursuant to existing agreements which the Company Group has previously disclosed or made available to the Purchaser and Newco;

               (iii) permit the occurrence or continuance of any material default under any agreement to which the Company Group is a party;

               (iv) make any acquisition of the capital stock or all or substantially all of the assets of any entity;

               (v) enter into any business combination with any other entity or enter into any joint venture arrangement with any third party;

               (vi) enter into any employment or similar contract with or increase the compensation payable to any employee of the Company Group, except in the ordinary course of business of the Company Group and in a manner consistent with the Company Group's past practices;

               (vii) alter, amend or otherwise modify any material term or provision of any contract or agreement with any of its clients, customers, subscribers, suppliers or vendors;

               (viii) adopt, amend or modify in any respect or terminate any severance plan or collective bargaining agreement or make distributions under any severance plan, except in a manner consistent with the Company Group's past practices or as otherwise contemplated herein;

               (ix) sell, enter into any contract to sell or grant any option to purchase, any of the Assets, other than in the ordinary course of business;

               (x) create, assume or permit to exist any Lien of any kind whatsoever on any of the Assets other than:

                      (A) Liens existing on the date hereof which are otherwise permitted hereby and described in a schedule hereto;

                      (B) any Lien in or upon any property or asset hereafter acquired by the Company Group in the ordinary course of business, which Lien is entered into contemporaneously with such acquisition to secure or provide for the payment of any part of the purchase price therefor, or the assumption by the Company Group of any Lien in or upon any property or asset hereafter acquired by the Company Group which Lien existed at the time of such acquisition; provided that, no such Lien shall extend to or cover any property or asset of the Company Group other than such property or asset hereafter acquired;

                      (C) any Lien created for the sole purpose of renewing or refunding any Lien allowed under clause (B) above; provided that, the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such renewal or refunding and that such renewed or refunded Lien shall not extend the Lien renewed or refunded to any additional property or asset;

                      (D) the pledge by the Company Group of any of the Assets as security required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege, license or right;

                      (E) a banker's lien or right of offset on funds of the Company Group deposited with a lender or holder in its ordinary course of business in favor of any lender of funds or holder of the Company's commercial paper in the ordinary course of business;

                      (F) Liens for taxes, assessments and governmental charges or levies imposed upon the Company Group or upon its income or profit, or upon any of its property or assets if the same shall not at the time be due or are being contested in good faith in appropriate proceedings; and

                      (G)  Liens imposed by law, such as those of
carriers, warehousemen and mechanics, for sums not yet due or are being contested in good faith in appropriate proceedings.

               (xi) except in the ordinary course of business, enter into any contract, including but not limited to assignments, licenses, transfers of exclusive rights, "work for hire" agreements, special commissions, employment contracts, purchase orders, sales orders, mortgages and security agreements;

               (xii) except in the ordinary course of business or arising out of or relating to this Agreement, initiate any legal proceedings involving the Company Group, the Business or the Assets, including suits and administrative proceedings in the United States or any foreign country; or

               (xiii) take any action that would cause any representation, warranty or covenant contained herein to be inaccurate, untrue, incomplete, misleading or violated.

          (c) BEST EFFORTS AND COOPERATION; FURTHER ASSURANCES. Prior to the Closing Date, with the cooperation of Purchaser and Newco where appropriate, the Company shall:

               (i) promptly comply with all filing requirements which federal, state or local law may impose on the Company with respect to the transactions contemplated by this Agreement; and

               (ii) use all reasonable efforts to take all actions necessary to be taken, make any filing and obtain any consent, authorization or approval of or exemption by any Governmental Authority or any other third party (including, without limitation, any landlord or lessor of the Company and any party to whom notification is required to be delivered or from whom any form of consent is required) which is required to be filed or obtained by the Company in connection with the transactions contemplated by this Agreement.

          (d) ACCESS TO ADDITIONAL AGREEMENTS AND INFORMATION. Prior to the Closing Date, the Company shall make available to representatives of the Purchaser and Newco access to any and all agreements, contracts, documents and other instruments material to the Business, including without limitation, those to which the Company is a party and those by which the Business or any of the Assets are bound and including without limitation, any and all materials relating to the intellectual property referred to in Section 4.6, the agreements set forth in Section 4.10, the consents and waivers referred to in Section 4.11, the insurance materials referred to in Section 4.13, the Tax Returns referred to in Section 4.14 and the licenses and permits referred to in Section 4.18, to the extent permitted by law.

          Section 6.2    COVENANTS OF THE COMPANY AND THE STOCKHOLDERS.

          (a) COOPERATION IN CONNECTION WITH THE IPO. The Company and the Stockholders will (a) provide Purchaser and the investment banking firm or firms (the "Underwriter") selected by it to underwrite the initial public offering of Purchaser Common Stock (the "IPO") with all the information concerning the Company or any of the Stockholders which is reasonably requested by Purchaser and the Underwriter from time to time in connection with effecting the IPO and
(b) cooperate with Purchaser and the Underwriter and their respective representatives in the preparation and amendment of the registration statement relating thereto (including the financial statements) and in responding to the comments, if any, of the staff of the Securities and Exchange

Commission (the "SEC"), with respect thereto. The Company and each Stockholder agree promptly to (a) advise Purchaser if, at any time during the period in which a prospectus relating to the IPO is required to be delivered under the 1933 Act, any information contained in the then current registration statement prospectus concerning the Company, any subsidiaries of the Company or the Stockholders becomes incorrect or incomplete in any material respect and (b) provide Purchaser with the information needed to correct or complete that information.

          Section 6.3    COVENANTS OF PURCHASER AND NEWCO.

          (a) NOTICE OF DEFAULTS. Purchaser and Newco shall give prompt notice to the Company of: (i) any notice or other communication relating to a default hereunder or event which, with notice or lapse of time or both, would become a default hereunder, received by Purchaser or Newco prior to the Closing Date, or under any material contract, agreement or instrument to which the Purchaser or Newco is a party, by which it or any of its properties or assets are bound or to which it or any of its properties or assets are subject which would prevent the consummation of the transactions contemplated hereby; (ii) any event which, with notice or lapse of time or both, would cause any representation or warranty of Purchaser or Newco under this Agreement to be inaccurate or misleading in any respect; (iii) any notice or other communication by any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; and
(iv) any material adverse change in the business, assets, operations, earnings or condition (financial or otherwise) of the Purchaser Group.

          (b) BEST EFFORTS AND COOPERATION; FURTHER ASSURANCES. Prior to the Closing Date, with the cooperation of the Company where appropriate, Purchaser and Newco shall:

                 (i) promptly comply with all filing requirements which federal, state or local law may impose on Purchaser or Newco with respect to the transactions contemplated by this Agreement; and

                 (ii) use its diligent efforts to take all actions necessary to be taken, make any filing and obtain any consent, authorization or approval of or exemption by any Governmental Authority or any other third party which is required to be filed or obtained by Purchaser or Newco in connection with the transactions contemplated by this Agreement.

          (c) PURCHASER BENEFIT PLANS. Purchaser shall use its best efforts to provide that employees of the Company receive credit for time of their service as employees of Company, unless expressly prohibited by law, in all existing benefits plans or future benefits plans adopted by Purchaser. A listing of all bonus and benefits plans currently offered by Purchaser for its employees is appended hereto as Schedule 6.3(c).

          (d) ACTIONS BY NEWCO. Newco shall take no action or enter into any agreements or arrangements except as may be required by this Agreement.

          (e) NO CHANGE IN CAPITAL STOCK. Prior to the Effective Time, no change will be made in the authorized, issued or outstanding capital stock of Purchaser, and no subscriptions, options, rights, warrants, calls, commitments or agreements relating to the authorized, issued or outstanding capital stock of Purchaser will be entered into, issued, granted or created.

          (f)    INSURANCE AND INDEMNIFICATION.  (i)  After the Effective
Time and for six years thereafter (or such later time as to which the statute of limitations shall have been extended by action of the Surviving Corporation), Purchaser shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless the present and former officers, directors, employees and agents of the Company and its subsidiaries (each an "Indemnified Party") against all losses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation the transactions contemplated by this Agreement) to the full extent permitted or required under Delaware law and by Articles Seventh and Eighth of the Company's Certificate of Incorporation as in effect at the date hereof (which Articles Seventh and Eighth shall be included in the Certificate of Incorporation of the Surviving Corporation and shall not be amended to adversely affect such indemnity for the six year period), including provisions relating to advances of expenses incurred in the defense of any action or suit, provided that any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Delaware law and the Company's Certificate of Incorporation shall be made by independent counsel mutually selected by the Indemnified Party and the Surviving Corporation. At the Effective Time Purchaser shall cause the Surviving Corporation to purchase a non-cancelable extension of the Company's existing directors' and officers' liability insurance covering parties who are currently covered by such policy for a period of five years after the Effective Time in respect of acts or omissions occurring prior to the Effective Time on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof.

          (ii) If the Surviving Corporation or any of its successors or assigns (x) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (y) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 6.3(f).

          (g)    ACCESS.   Prior to the Closing Date, Purchaser and Newco will
(i) afford to the representatives of the Company and the Stockholders access to all sites, properties, books and records of Purchaser and Newco, (ii) provide the Company with such additional financial and operating data and other information relating to the business and properties of Purchaser and Newco as the Company or any Stockholder may from time to time reasonably request, and
(iii) cooperate with the Company and the Stockholders and their respective representatives in the preparation of any documents or other material which may be required in connection with any Transaction Documents.

          Section 6.4 PUBLICITY. Any public announcement or press release relating to this transaction must be approved by both Company and Purchaser, in writing before being made or released. Purchaser shall have the right to issue a press release without Company's written approval if in the opinion of Purchaser's counsel such a release is necessary to comply with the rules and regulations of the SEC provided that the Company receives a copy of such prepared press release for purposes of review at least 48 hours before it is issued. This 48 hour period may be shortened if in the opinion of Purchaser's counsel it is required by law, provided that the Company receives a copy of such release as long as reasonably practical before it is issued.

          Section 6.5 PURCHASER AND NEWCO'S RIGHT TO INVESTIGATE. The Company shall afford to the officers and authorized representatives and agents of Purchaser and Newco, during regular business hours and upon reasonable prior notice, free and full access to any office, warehouse, plant, property, inventory, accounts, books and records of the Company such as to afford Purchaser and Newco the full opportunity to make such investigations as it shall desire or deem appropriate with respect to the affairs of the Business of the Company, except as prohibited by law. The Company shall furnish Purchaser and Newco with such additional financial and operating data and other information relating to the Business, the Assets and the consolidated operations, earnings or condition (financial or otherwise) of the Company as Purchaser and Newco shall from time to time request. Nothing contained in this subsection shall be construed as imposing an obligation on the part of the Company to compile or produce records in a form other than currently in existence. Prior to the Closing Date, or at all times hereafter in the event that the transactions contemplated hereby are not consummated or this Agreement is otherwise terminated, Purchaser and Newco shall, except as may be otherwise required by applicable law, hold confidential all information obtained pursuant to this subsection or otherwise in connection with consummation of the transactions contemplated by this Agreement with respect to the Company. In the event that this Agreement is terminated, Purchaser and Newco shall return to the Company all of such information as shall be in documentary form.

          Section 6.6   NO SHOP: RELEASE OF DIRECTORS.

          (a) Each of the Company and the Stockholders agrees that, from the date of this Agreement until the Effective Time, neither the Company nor any Stockholder, nor any of their respective officers and directors shall, and the Company and each Stockholder will direct and use their best efforts to cause each of their respective representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including any proposal or offer to the Stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company (any such proposal or offer being herein called an "Acquisition Proposal") or engage in any activities, discussions or negotiations concerning, or provide any Confidential Information (as hereinafter defined) respecting, the Company or Purchaser to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Company and each Stockholder will: (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons previously conducted with respect to any of the foregoing, and each will take the steps necessary to inform the persons referred to in the first sentence of this
Section 6.6 of the obligations undertaken in this Section 6.6); and (ii) notify Purchaser immediately if any such inquiries or proposals are received by, any such information is requested from or any such discussions or negotiations are sought to be initiated or continued with the Company or any Stockholder. For purposes of this Agreement, the term "Confidential Information" means, with respect to any person, all trade secrets and other confidential, nonpublic and/or proprietary information of that person, including information derived from designs, reports, investigations, research, testing, development, work-in-progress, codes, marketing and sales programs, capital expenditure projects, cost summaries, pricing formulae, contract analyses, financial information, projections, confidential filings with any Governmental Authority and any other confidential, nonpublic concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of that person.

          (b) Each of the Company and the Stockholders hereby (i) waives every right, if any, the Governmental Requirements of the State of Delaware afford the Company or Stockholders to require the Company's directors, in the exercise of their fiduciary duties in their capacity as such, to engage in any of the activities prohibited by this Section 6.6 and (ii) releases each such person from any and all liability he might otherwise have to the Company or any Stockholders but for this release.

                                    ARTICLE VII

                         CLOSING AND CONDITIONS TO CLOSING

          Section 7.1 DATE AND TIME OF CLOSING. Subject to satisfaction of the conditions to closing set forth in this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place on June __, 1999 at 10:00 a.m. at the offices of Porter & Hedges, L.L.P., or at such other date, place and time as shall be mutually agreeable to the parties hereto (the "Closing Date").

          Section 7.2 DELIVERY OF INSTRUMENTS. The following documents, instruments and other materials shall be executed and delivered or filed at or prior to the Closing on the Closing Date:

          (a) EMPLOYMENT AGREEMENTS. Each of Peter F. Parrinello and Joseph Gregori shall enter into an employment agreement with the Purchaser in substantially the form attached hereto as Exhibits 7.2(a)(i) and 7.2(a)(ii), respectively.

          (b) CERTIFICATE OF MERGER. The Certificate of Merger and any other documents required to effectuate the Merger shall be filed with the Secretary of State of Delaware.

          (c) REGISTRATION RIGHTS AGREEMENT. Each of the Stockholders and the Purchaser shall have entered into the Registration Rights Agreement in the form of Exhibit 7.2(c) hereto.

          (d) GENERAL RELEASE. Peter F. Parrinello shall deliver a General Release to the Company in the form of Exhibit 7.2(d) hereto.

          (e) RELATED AGREEMENTS. Purchaser, Newco and the Company shall execute and deliver any other agreements reasonably necessary to effectuate consummation of the transactions contemplated herein.

          Section 7.3 NOTICES OF CHANGE OF CONTROL. The Company shall prepare and mail, with copies to Purchaser and Newco, at or prior to the Closing, such notices to and requests for the consent (where required for the assignment of leases or contracts) of the other party under such of the agreements as are necessary or may be reasonably required by the Purchaser and Newco, advising such other party of the change in control of the Company. The Company shall execute and deliver, or shall cause to be executed and delivered, on a timely basis to all appropriate Governmental Authorities, with a copy to the Purchaser and Newco, all notices, assignments or transfers of rights, reports and other authorizations or documentation as may be necessary to assure the continued effectiveness, and transfer to the Purchaser and Newco, of all existing permits, approvals, licenses, and authorizations in effect with respect to operation of the Business of the Company in compliance with applicable law and regulations, to the extent such are assignable or transferable.

          Section 7.4    CONDITIONS TO OBLIGATIONS OF PURCHASER AND NEWCO.
The obligation of Purchaser and Newco to consummate the transactions contemplated by this Agreement is subject to the fulfillment of each of the following conditions, which may be waived in whole or in part by Purchaser and Newco to the extent permitted by applicable law:

          (a)    OPINION OF COMPANY'S AND STOCKHOLDERS' COUNSEL.  The
Company shall have furnished to Purchaser and Newco, at the Closing, with an opinion of counsel to the Company and the Stockholders dated as of the Closing Date, substantially in the forms attached hereto as Exhibit 7.4(a).

          (b) ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF COVENANTS. Each of the representations and warranties of the Company and the Stockholders set forth in this Agreement was true, correct and complete in all material respects when made and shall also be true, correct and complete in all material respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date. The Company shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by the Company at or prior to the Closing Date.

          (c) DELIVERY OF CERTIFICATES. The Company shall have delivered to Purchaser and Newco certificates, dated the Closing Date, and signed by an executive officer of the Company representing and affirming that the representations and warranties made by the Company in Article IV hereof were and are true, correct and complete as required by Section 7.4(b) above and the conditions set forth in this Section 7.4 have been satisfied. The Company shall also have delivered a certificate signed by the Secretary of the Company with respect to the authority and incumbency of the officers of the Company in executing this Agreement and any documents required to be executed in connection herewith on behalf of the Company.

          (d) CONSENTS AND WAIVERS. At the Closing, any and all necessary consents, authorizations, orders or approvals described in Section 4.11 above shall have been obtained, except as the same shall have been waived by Purchaser and Newco.

          (e) LITIGATION. On the Closing Date, there shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to the Company issued by a Governmental Authority of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby or making consummation thereof unduly burdensome to Purchaser. On the Closing Date and immediately prior to consummation of the transactions contemplated by this Agreement, no proceeding or lawsuit shall have been commenced, be pending or have been threatened by any Governmental Authority or any other person with respect to the transactions contemplated by this Agreement.

          (f) DELIVERY OF DOCUMENTS AND OTHER INFORMATION. Prior to the Closing Date, the Company shall have made available or delivered to Purchaser and Newco all of the agreements, contracts, documents and other instruments required to be delivered pursuant to the provisions of this Agreement.

          (g) GOVERNMENTAL APPROVALS. All authorizations, consents, approvals, permits, franchises, certificates, licenses, implementing orders or exemptions of, or registrations or filings with, any Governmental Authority (collectively, "Governmental Approvals") (other than the acceptance for filing of the Certificate of Merger) required to be obtained by any of the Company, Purchaser and Newco in connection with the consummation of the Merger shall have been obtained.

          (h) TERMINATION OF THE 1997 LONG TERM INCENTIVE PLAN OF THE COMPANY. The Company hereby covenants and agrees to terminate the ARC Networks, Inc. 1997 Long Term Incentive Plan (the "Designated Plan") in accordance with the terms thereof prior to the Closing Date, and at or prior to the Closing, the Company will provide evidence reasonably satisfactory to the Purchaser that the Designated Plan has been terminated.

          Section 7.5 CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS. The obligations of the Company and the Stockholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment of each of the following conditions, which may be waived in whole or in part by the Company to the extent permitted by law:

          (a) COPIES OF RESOLUTIONS. At the Closing, Purchaser and Newco shall have furnished the Company with certified copies of resolutions duly adopted by the board of directors of the Purchaser and Newco authorizing the execution, delivery and performance of the terms of this Agreement and all other necessary or proper corporate action to enable Purchaser and Newco to comply with the terms of this Agreement.

          (b) ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF COVENANTS. Each of the representations and warranties of Purchaser and Newco was true, correct and complete in all material respects when made and shall also be true, correct and complete in all material respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date. Purchaser and Newco shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by the Purchaser and Newco at or prior to the Closing Date.

          (c) DELIVERY OF OFFICERS' CERTIFICATES. Purchaser and Newco each shall have delivered to the Company certificates, dated the Closing Date and signed by an executive officer of Purchaser and Newco, affirming that:
(i) the representations and warranties of Purchaser and Newco as set forth in
Article V of this Agreement were and are true, correct and complete as required by Section 7.5(b) above; and (ii) the conditions set forth in this Section 7.5 have been satisfied. Purchaser and Newco shall also have delivered a certificate signed by the Secretary of Purchaser and Newco with respect to the authority and incumbency of the officers of Purchaser and Newco executing this Agreement and any documents required to be executed or delivered in connection therewith.

          (d) CONSENTS AND WAIVERS. On or prior to the Closing Date, any and all necessary consents, authorizations, orders or approvals described in
Section 5.8 shall have been obtained, except as the same shall have been waived by the Company.

          (e) LITIGATION. On the Closing Date, there shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to Company issued by a Governmental Authority of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated herein or making the consummation thereof unduly burdensome to the Company. On the Closing Date, no proceeding or lawsuit shall have been commenced, threatened or be pending or by any Governmental Authority or any other person with respect to the transactions contemplated by this Agreement.

          (f) DELIVERY OF DOCUMENTS AND OTHER INFORMATION. Prior to the Closing Date, Purchaser and Newco shall have made available or delivered to the Company all of the agreements, contracts, documents and other instruments required to be delivered pursuant to the provisions of this Agreement.

          (g) GOVERNMENTAL APPROVALS. All Governmental Approvals (other than the acceptance for filing of the Certificate of Merger) required to be obtained by any of the Company, Purchaser and Newco in connection with the consummation of the Merger and the IPO shall have been obtained.

                                    ARTICLE VIII

                                   INDEMNIFICATION

          Section 8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All the provisions of this Agreement will survive the Closing and the Effective Time notwithstanding any investigation at any time made by or on behalf of any party hereto; provided that representations and warranties contained in Articles III, IV and V and in any certificate delivered in connection herewith with respect to any of those representations and warranties will terminate and expire two years after the Effective Time. After a representation and warranty has terminated and expired, no indemnification will or may be sought on the basis of that representation and warranty by any Person who would have been entitled pursuant to this Article VIII to indemnification on the basis of that representation and warranty prior to its termination and expiration, provided that, in the case of each representation and warranty that will terminate and expire as provided in this Section 8.1, no claim presented in writing for indemnification pursuant to this Article VIII on the basis of that representation and warranty prior to its termination and expiration will be affected in any way by the termination and expiration.

               Section 8.2   INDEMNIFICATION OF PURCHASER INDEMNIFIED PARTIES.

               (a) Subject to the applicable provisions of Sections 8.1 and 8.6, the Stockholders covenant and agree that they, jointly and severally, will indemnify each Purchaser Indemnified Party (as hereinafter defined) against, and hold each Purchaser Indemnified Party harmless from and in respect of, any cost, damage (including any consequential, exemplary, punitive or treble damage) or expense (including reasonable and necessary or appropriate fees and actual expenses of and disbursements by attorneys, consultants, experts or other representatives and litigation costs) to, any fine of or penalty on, or any liability (including loss of earnings or profits) of, any other nature (collectively, "Damages") of such person that arise from, are based on or relate or otherwise are attributable to (i) any breach of the representations and warranties of the Stockholders or the Company set forth herein (other than in Article III) or in certificates delivered in connection herewith, (ii) any nonfulfillment of any covenant or agreement on the part of the Stockholders or the Company under this Agreement, (iii) any liability under the 1933 Act, the 1934 Act or other applicable Governmental Requirement which arises out of or is based on (A) any untrue statement of a material fact relating to the Company or any subsidiary of the Company which is (1) provided to Purchaser or its counsel by the Stockholders and (2) contained in any preliminary prospectus relating to the IPO, the registration statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or (B) any omission or alleged omission to state therein a material fact relating to the Company or any subsidiary of the Company, or any of them, required to be stated therein or necessary to make the statements therein not misleading, and not provided to Purchaser or its counsel by the Company or the Stockholders (each such claim for Damages and each claim for Damages described in Section 8.2(b) being an "Purchaser Indemnified Loss"). As used in this Agreement, the term "Purchaser Indemnified Party" shall mean Purchaser and its Affiliates and each of their respective officers, directors, employees, agents and counsel; provided, however, that no person who indemnifies any Purchaser Indemnified Party under this Agreement in his capacity as a Stockholder will be an Purchaser Indemnified Party for purposes of this Agreement.

               (b) Each Stockholder, severally and not jointly with any other person, covenants and agrees that he will indemnify each Purchaser Indemnified Party against, and hold each Purchaser Indemnified Party harmless from and in respect of, all claims for Damages that arise from, are based on or relate or otherwise are attributable to (i) any breach of the representations and warranties of that Stockholder solely as to that Stockholder set forth in
Article III, (ii) any nonfulfillment of any several, and not joint and several, agreement on the part of that Stockholder under this Agreement or (iii) any liability under the 1933 Act, the 1934 Act or other applicable Governmental Requirement which arises out of or is based on (A) any untrue statement or alleged untrue statement of a material fact relating solely to that Stockholder which is (1) provided to Purchaser or its counsel by that Stockholder and (2) contained in any preliminary prospectus relating to the IPO, the registration statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or (B) any omission or alleged omission to state therein a material fact relating solely to that

Stockholder required to be stated therein or necessary to make the statements therein not misleading, and not provided to Purchaser or its counsel by that Stockholder.

          Section 8.3 INDEMNIFICATION OF STOCKHOLDER INDEMNIFIED PARTIES. Purchaser covenants and agrees that it will indemnify each Stockholder Indemnified Party (as hereinafter defined) against, and hold each Stockholder Indemnified Party harmless from and in respect of, all damage claims (that arise from, are based on or relate or otherwise are attributable to (i) any breach by Purchaser or Newco of their representations and warranties set forth herein or in their certificates delivered to the Company or the Stockholders in connection herewith, (ii) any nonfulfillment of any covenant or agreement on the part of Purchaser or Newco under this Agreement (each such damage claim being a "Stockholder Indemnified Loss"); or (iii)any liability under the 1933 Act, the 1934 Act or other applicable Governmental Requirement which arises out of or is based on (A)any untrue statement or alleged untrue statement of a material fact relating to Purchaser or Newco contained in any preliminary prospectus relating to the IPO, the registration statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or (B) any omission or alleged omission to state therein a material fact relating to Purchaser or Newco, or any of them, required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. As used in this Agreement, the term Stockholder Indemnified Party" shall mean
(a) each Stockholder and each of that Stockholder's Affiliates (other than the Company or, following the Effective Time, the Surviving Corporation or Purchaser or any of its Subsidiaries, if the Stockholder is an Affiliate of Purchaser), agents and counsel and (b) prior to the Effective Time, the Company and each of its officers, directors, employees, agents and counsel who are not Stockholder Indemnified Parties within the meaning of clause (a) of this definition.

          Section 8.4    CONDITIONS OF INDEMNIFICATION.

          (a) All claims for indemnification under this Agreement shall be asserted and resolved as provided in this Section 8.4.

          (b) A party claiming indemnification under this Agreement (an "Indemnified Party") shall promptly (i) notify the party from whom indemnification is sought (the "Indemnifying Party") of any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim") that could give rise to a right of indemnification under this Agreement and (ii)transmit to the Indemnifying Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to the claim (if any), an estimate of the amount of Damages attributable to the Third Party Claim to the extent feasible (which estimate shall not be conclusive of the final amount of the claim) and the basis for the Indemnified Party's request for indemnification under this Agreement. Except as set forth in Section 8.2, the failure to promptly deliver a Claim Notice shall not relieve the Indemnifying Party of its obligations to the Indemnified Party with respect to the related Third Party Claim except to the extent that the resulting delay is materially prejudicial to the defense of the claim. Within 15 days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party (i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article VIII with respect to the Third Party Claim and (ii) if the Indemnifying Party does not dispute its potential liability to the Indemnified Party with respect to the Third Party Claim, whether the

Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against the Third Party Claim.

          (c) If the Indemnifying Party does not dispute its potential liability to the Indemnified Party and notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 8.4(c) and the Indemnified Party will furnish the Indemnifying Party with all information in its possession with respect to the Third Party Claim and otherwise cooperate with the Indemnifying Party in the defense of the Third Party Claim; provided, however, that the Indemnifying Party shall not enter into any settlement with respect to any Third Party Claim that purports to limit the activities of, or otherwise restrict in any way, any Indemnified Party or any Affiliate of any Indemnified Party without the prior consent of that Indemnified Party (which consent may be withheld in the sole discretion of that Indemnified Party). The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party if found liable hereunder, to file, during the Election Period, any motion, answer or other pleadings that the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 8.4(c) and will bear its own costs and expenses with respect to its participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party, and, on its written notification of that employment, the Indemnifying Party shall not have the right to assume or continue the defense of the action on behalf of the Indemnified Party.

          (d)  If the Indemnifying Party (i) within the Election Period
(A) disputes its potential liability to the Indemnified Party under this Article VIII, (B) elects not to defend the Indemnified Party pursuant to Section 8.4(c) or (C) fails to notify the Indemnified Party that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 8.4(c) or (ii) elects to defend the Indemnified Party pursuant to Section 8.4(c) but fails diligently and promptly to prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article VIII and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this
Section 8.4 or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable and appropriate costs and expenses of such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this
Section 8.4(d), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

          (e) If any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of Damages attributable to that claim to the extent feasible (which estimate shall not be conclusive of the final amount of the claim) and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 15 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes the claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying
Party hereunder.   If the Indemnifying Party has timely disputed the claim, as provided above, the dispute shall be resolved by proceedings in an appropriate court of competent jurisdiction if the parties do not reach a settlement of such dispute within 30 days after notice of the dispute is given.

          (f) Payments of all amounts owing by an Indemnifying Party pursuant to this Article VIII relating to a Third Party Claim shall be made within 30 days after the latest of (i) the settlement of that Third Party Claim,
(ii) the expiration of the period for appeal of a final adjudication of that Third Party Claim or (iii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Payments of all amounts owing by an Indemnifying Party pursuant to Section 8.4(e) shall be made within 30 days after the later of
(i) the expiration of the 30-day Indemnity Notice period or (ii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement.

          Section 8.5 REMEDIES EXCLUSIVE. Except as otherwise expressly provided in this Agreement, the remedies provided in this Article VIII are the exclusive remedies available to one party against the other, either at law or in equity, in respect of any matter indemnified against in this Article VIII.

          Section 8.6    LIMITATIONS ON INDEMNIFICATION.

          (a) Notwithstanding the provisions of Section 8.2(a), the Stockholders shall not be required to indemnify or hold harmless any of the Purchaser Indemnified Parties on account of any Purchaser Indemnified Loss under
Section 8.2(a) unless the liability of the Stockholders in respect of that Purchaser Indemnified Loss, when aggregated with the liability of the Stockholders in respect of all Purchaser Indemnified Losses under Section 8.2
(a), exceeds, and only to the extent the aggregate amount of all those Purchaser Indemnified Losses does exceed, 1% of the aggregate amount of the Merger Consideration. In no event shall (i) the aggregate joint and several liability of the Stockholders under this Agreement, including Section 8.2(a), exceed the aggregate amount of the Merger Consideration or (ii) the aggregate liability of each Stockholder under this Agreement, including Sections 8.2(a) and 8.2(b), exceed that Stockholder's pro rata share of the the aggregate amount of the Merger Consideration.

          (b) Notwithstanding the provisions of Section 8.3, Purchaser shall not be required to indemnify or hold harmless any of the Stockholder Indemnified Parties on account of any Stockholder Indemnified Loss unless the liability of Purchaser in respect of that Stockholder Indemnified Loss, when aggregated with the liability of Purchaser in respect of all Stockholder Indemnified Losses, exceeds, and only to the extent the aggregate amount of all those Stockholder Indemnified Losses does exceed, 1% of the the aggregate amount of the Merger Consideration. In no event shall Purchaser be liable under this Agreement, including Section 8.3, for any amount in excess of the the aggregate amount of the Merger Consideration.

                                     ARTICLE IX

                              LIMITATIONS ON COMPETITION

          Section 9.1    PROHIBITED ACTIVITIES.  Each Stockholder identified on
Schedule 9.1 (each a "Restricted Stockholder") and, in the case of paragraphs
(b) and (d) below of this Section 9.1, each Stockholder, severally agrees that he will not during the period beginning on the date hereof and ending on the third anniversary of the date hereof, directly or indirectly, for any reason, for his own account or on behalf of or together with any other Person:

          (a) engage as an officer, director or in any other managerial capacity or as an owner, co-owner or other investor of or in, whether as an employee, independent contractor, consultant or advisor, in any business in competition with the Company, any subsidiary of the Company, Purchaser or any subsidiary of Purchaser (Purchaser and its Subsidiaries collectively being called "Purchaser" for purposes of this Article IX) within any territory surrounding any office or facility (each a "facility") in which any of the Company or any subsidiary of the Company was engaged in business on the date hereof or immediately prior to the Effective Time (for purposes of this Article IX, the territory surrounding a facility shall be: (i)the city, town or village in which the facility is located, (ii)the county or parish in which the facility is located, (iii)the counties or parishes contiguous to the county or parish in which the facility is located, and (iv)the area located within 100 miles of the facility, all of such locations being herein collectively called the "Territory");

          (b) call on any natural person who is at that time employed by the Company, any subsidiary of the Company or Purchaser with the purpose or intent of attracting that person from the employ of the Company, any subsidiary of the Company or Purchaser, provided that a Stockholder may call on and hire any member of his immediate family;

          (c) call on any person that at that time is, or at any time within one year prior to that time was, a customer of the Company, any subsidiary of the Company or Purchaser within the Territory, (i) for the purpose of soliciting or selling any product or service in competition with the Company, any subsidiary of the Company or Purchaser within the Territory and (ii) with the knowledge of the customer relationship; or

          (d) call on any Purchaser Acquisition Candidate (as hereinafter defined), with the knowledge of that person's status as an Purchaser Acquisition Candidate, for the purpose of acquiring that person or arranging the acquisition of that person by any person other than Purchaser. For purposes of this Agreement, a "Purchaser Acquisition Candidate" means any entity which shall have been called on by any of the Company, Purchaser or a subsidiary of the Company or Purchaser in connection with the possible acquisition by any of them of that entity or with respect to which any of them has made an acquisition analysis.

Notwithstanding the foregoing, any Restricted Stockholder may own and hold as a passive investment up to 1% of a class of the outstanding capital stock of a competing entity if that class of capital stock is publicly traded.

          Section 9.2 DAMAGES. Because of the difficulty of measuring economic losses to Purchaser as a result of any breach by a Restricted Stockholder or any other Stockholder of his covenants in Section 9.1, and because of the immediate and irreparable damage that could be caused to Purchaser for which it would have no other adequate remedy, each Restricted Stockholder (and, in the case of paragraphs (b) and (d) of Section 9.1, each Stockholder) agrees that Purchaser may enforce the provisions of Section 9.1 by injunctions and restraining orders against the Restricted Stockholder or Stockholder, as the case may be, if he breaches any of those provisions.

          Section 9.3 REASONABLE RESTRAINT. The Parties each agree that Sections 9.1 and 9.2 impose a reasonable restraint on the Restricted Stockholder or Stockholders, as the case may be, in light of the activities and business of Purchaser on the date hereof, the current business plans of Purchaser and the investment by each Stockholder in Purchaser as a result of the Merger.

          Section 9.4    SEVERABILITY; REFORMATION.  The covenants in this
Article IX are severable and separate. The unenforceability of any specific covenant in this Article IX is not intended by any party to, and shall not, affect the provisions of any other covenant in this Article IX. If any court of competent jurisdiction determines that the scope, time or territorial restrictions set forth in Section 9.1 are unreasonable as applied to any Restricted Stockholder or Stockholder, as the case may be, the parties, including the Restricted Stockholder or Stockholder in question, acknowledge their mutual intention and agreement that those restrictions be enforced to the fullest extent the court deems reasonable, and thereby shall be reformed to that extent as applied to that Restricted Stockholder or Stockholder, as the case may be, and any other Restricted Stockholder or Stockholder, as the case may be, similarly situated.

          Section 9.5    INDEPENDENT COVENANT.  All the covenants in this
Article IX are intended by each Party to, and shall, be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Restricted Stockholder or Stockholder against Purchaser, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Purchaser of any covenant in this Article IX. It is specifically agreed that the period specified in Section 9.1 shall be computed in the case of each Restricted Stockholder and Stockholder by excluding from that computation any time during which the Restricted Stockholder or Stockholder is in violation of any provision of
Section 9.1.  The
covenants contained in this Article IX shall not be affected by any breach of any other provision of this Agreement by any party.

          Section 9.6 MATERIALITY. The Company and each Stockholder, severally and not jointly with any other person, hereby agree that this Article IX is a material and substantial part of the transactions contemplated by this Agreement.

                                     ARTICLE X

                             POST-CLOSING RESTRICTIONS

          Section 10.1   TREATMENT OF CONFIDENTIAL INFORMATION.

          (a) Each of the Company and the Stockholders, severally and not jointly with any other person, acknowledges that it has or may have had in the past, currently has and in the future may have access to Confidential Information of the Company and subsidiaries of the Company and Purchaser and its subsidiaries. Each of the Company and the Stockholders, severally and not jointly with any other person, agrees that it will keep confidential all such Confidential Information furnished to it and, except with the specific prior written consent of Purchaser will not disclose such Confidential Information to any person except (a) representatives of Purchaser, (b) its own representatives, provided that these representatives (other than counsel) agree to the confidentiality provisions of this Section 10.1; and provided, further, that Confidential Information shall not include (i) such information which becomes known to the public generally through no fault of any Stockholder,
(ii) information required to be disclosed by law or the order of any Governmental Authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), each Stockholder shall, if possible, give prior written notice thereof to Purchaser and provide Purchaser with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by any Stockholder of the provisions of this Section 10.1 with respect to any Confidential Information, Purchaser shall be entitled to an injunction restraining such Stockholder from disclosing, in whole or in part, that Confidential Information. Nothing herein shall be construed as prohibiting Purchaser from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

          (b) Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Section 10.1(a), and because of the immediate and irreparable damage that would be caused to Purchaser for which it would have no other adequate remedy, each of the Company and the Stockholders agrees that Purchaser may enforce the provisions of Section 10.1(a) by injunctions and restraining orders against each of them who breaches any of those provisions.

          (c) If this Agreement is terminated, Purchaser promptly will return all written Confidential Information of the Company it then possesses to the Company.

          (d) The obligations of the parties under this Section 10.1 shall survive for a period of three years after the termination of this Agreement.

          Section 10.2   RESTRICTIONS ON TRANSFERS OF PURCHASER COMMON STOCK.

          (a) During the two year period (the "Restricted Period") after the date on which Purchaser first receives payment for the shares of Purchaser Common Stock it sells in the IPO (the "IPO Closing Date"), no Stockholder voluntarily will: (i) sell, assign, exchange, transfer, encumber, pledge, distribute, appoint or otherwise dispose of (A) any shares of Purchaser Common Stock and Contingent Stock Issue Rights (and shares of Purchaser Common Stock issued thereunder, if any) received by any Stockholder in the Merger or (B) any interest in (including any option to buy or sell) any such shares of Purchaser Common Stock and Contingent Stock Issue Rights (and shares of Purchaser Common Stock issued thereunder, if any), in whole or in part, and Purchaser will have no obligation to, and shall not, treat any such attempted transfer as effective for any purpose; or (ii) engage in any transaction, whether or not with respect to any shares of Purchaser Common Stock and Contingent Stock Issue Rights (and shares of Purchaser Common Stock issued thereunder, if any) or any interest therein, the intent or effect of which is to reduce the risk of owning the shares of Purchaser Common Stock and Contingent Stock Issue Rights (and shares of Purchaser Common Stock issued thereunder, if any) acquired pursuant to
Section 2.1 (including, for example engaging in put, call, short-sale, straddle or similar market transactions); PROVIDED, HOWEVER, that if the average closing price of the Purchaser Common Stock (as reported by the principal exchange or market upon which the Purchaser Common Stock is then listed) for the ten trading day period prior to (i) the end of the twelfth month following the IPO Closing Date, (ii) the end of the fifteenth month following the IPO Closing Date, (iii) the end of the eighteenth month following the IPO Closing Date, or (iv) the end of the twenty-first month following the IPOClosing Date, each such ten trading day period a "Measurement Period," is greater than or equal to $17 per share, then (i) ten percent, (ii) twenty percent, (iii) thirty percent or (iv) forty percent, respectively, of Purchaser Common Stock and shares of Purchaser Common Stock actually issued pursuant to the Contingent Stock Issue Rights, if any, received by each Stockholder in the Merger shall irrevocably be released from the restrictions of this Section 10.2 following the applicable Measurement Period; and, PROVIDED, FURTHER, that this Section 10.2 shall not restrict any transfer of Purchaser Common Stock and Contingent Stock Issue Rights acquired by a Stockholder pursuant to Section 2.1 to any of that Stockholder's Related Persons (as defined in Section 10.2(c)) who agree in writing to be bound by the provisions of Section 10.1 and this Section 10.2. The certificates evidencing the Purchaser Common Stock and Contingent Stock Issue Rights (and shares of Purchaser Common Stock issued thereunder, if any) delivered to each Stockholder pursuant to Section 2.3 will bear a legend substantially in the form set forth below and containing such other information as Purchaser may deem necessary or appropriate:

          EXCEPT PURSUANT TO THE TERMS OF THE AGREEMENT AND PLAN OF REORGANIZATION AMONG THE ISSUER, THE HOLDER OF THIS CERTIFICATE AND THE OTHER PARTIES THERETO, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE VOLUNTARILY SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED VOLUNTARY SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION,

          APPOINTMENT OR OTHER DISPOSITION OF ANY OF THOSE SHARES, DURING THE TWO-YEAR PERIOD ENDING ON THE SECOND ANNIVERSARY
          OF THE CLOSING OF THE INITIAL PUBLIC OFFERING (THE "RESTRICTED PERIOD"). ON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE EXPIRATION OF THE RESTRICTED PERIOD.

          (b) Each Stockholder, severally and not jointly with any other person, (i) acknowledges that the shares of Purchaser Common Stock and Contingent Stock Issue Rights (and shares of Purchaser Common Stock issued thereunder, if any) to be delivered to him pursuant to Section 2.1 (A) have not been and will not be registered under the 1933 Act and therefore may not be resold by him without compliance with the 1933 Act and (B) will, as a result of their restrictions on transferability which are imposed by this Agreement during the Restricted Period, have a value materially less at the Effective Time than the value of then freely tradeable shares of Purchaser Common Stock, and
(ii) covenants that none of the shares of Purchaser Common Stock and Contingent Stock Issue Rights (and shares of Purchaser Common Stock issued thereunder, if any) issued to him pursuant to Section 2.1 will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all the applicable provisions of the 1933 Act and the rules and regulations of the SEC and applicable state securities laws and regulations.
All certificates evidencing shares of Purchaser Common Stock and Contingent Stock Issue Rights (and shares of Purchaser Common Stock issued thereunder, if any) issued pursuant to Section 2.1 will bear the following legend in addition to the legend prescribed by Section 10.2(a):

          THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THAT ACT AND OTHER APPLICABLE SECURITIES LAWS.

In addition, certificates evidencing shares of Purchaser Common Stock and Contingent Stock Issue Rights issued to each Stockholder pursuant to Section 2.1 will bear any legend required by (i) the securities or blue sky laws of the state in which that Stockholder resides or (ii) the Underwriter in connection with any agreement of that Stockholder with the Underwriter to the effect set forth in Section 10.2(a).

          (c) A "Related Person" of a Stockholder means: (a) if the Stockholder is a natural person, (i) any immediate family member of the Stockholder, (ii) any estate of the Stockholder or any immediate family member of the Stockholder, (iii) the trustee of any inter vivos or testamentary trust of which all the beneficiaries are immediate family members of the Stockholder, and (iv) any entity the entire equity interest in which is owned by any one or more of the Stockholder and immediate family members of the Stockholder; and
(b) if the Stockholder is an entity, estate or trust, (i) any person who owns an equity interest in the Stockholder on the date hereof, (ii) any person who would be a Related Person under clause (a) of this definition of a natural person who is an ultimate beneficial owner of the Stockholder, or (iii) any other entity the entire equity interest in which is owned by any one or more of the Stockholder and immediate family members of the Stockholder. As used in this definition, "estate" means, as to any natural person who has died or been adjudicated mentally incompetent by a court of competent jurisdiction, (i) that person's estate or (ii) the administrator, conservator, executor, guardian or representative of that person's estate.

                                    ARTICLE XI

                  TERMINATION AND REMEDIES FOR BREACH OF AGREEMENT

          Section 11.1 TERMINATION BY MUTUAL AGREEMENT. This Agreement may be terminated at any time by mutual consent of the parties hereto, provided that such consent to terminate is manifested in writing and is signed by each of the parties hereto.

          Section 11.2   TERMINATION FOR FAILURE TO CLOSE.  This
Agreement may be terminated by any party hereto if the Closing shall not have occurred by October 31, 1999, provided that, the right to terminate this Agreement pursuant to this Section 11.2 shall not be available to any party whose failure to fulfill any of its obligations hereunder has been the cause of or resulted in the failure to consummate the transactions contemplated hereby by the foregoing date.

          Section 11.3   TERMINATION BY OPERATION OF LAW.  This
Agreement may be terminated by any party hereto if there shall be any statute, rule or regulation that renders consummation of the transactions contemplated hereby illegal or otherwise prohibited, or a court of competent jurisdiction or any government (or governmental authority) shall have issued an order, decree or ruling, or has taken any other action restraining, enjoining or otherwise prohibiting the consummation of such transactions and such order, decree, ruling or other action shall have become final and nonappealable.

          Section 11.4   TERMINATION FOR FAILURE TO PERFORM COVENANTS
OR CONDITIONS.  This Agreement may be terminated prior to the Closing Date:

          (a) by Newco or Purchaser if: (i) any of the representations and warranties made in this Agreement by the Company or the Stockholders shall not be materially true and correct, when made or at any time prior to consummation of the transactions contemplated hereby as if made at and as of such time; (ii) any of the conditions set forth in Section 7.4 hereof have not been fulfilled by the Closing Date; (iii) the Company or the Stockholders shall have failed to observe or perform any of their material obligations under this Agreement; or (iv) as otherwise set forth herein; or

          (b) by the Company if: (i) any of the representations and warranties of Newco or Purchaser shall not be materially true and correct when made or at any time prior to consummation of the transactions contemplated hereby as if made at and as of such time; (ii) any of the conditions set forth in Section 7.5 hereof have not been fulfilled by the Closing Date;
(iii) Purchaser and Newco shall have failed to observe or perform any of their material respective obligations under this Agreement; or (iv) as otherwise set forth herein.

          Section 11.5 EFFECT OF TERMINATION OR DEFAULT; REMEDIES. In the event of termination of this Agreement as set forth above, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, provided that such party is a

Non-Defaulting Party (as defined below). The foregoing shall not relieve any party from liability for damages actually incurred as a result of such party's breach of any term or provision of this Agreement.

          Section 11.6 REMEDIES; SPECIFIC PERFORMANCE. In the event that any party shall fail or refuse to consummate the transactions contemplated by this Agreement or if any default under or breach of any representation, warranty, covenant or condition of this Agreement on the part of any party (the "Defaulting Party") shall have occurred that results in the failure to consummate the transactions contemplated hereby, then in addition to the other remedies provided herein, the non-defaulting party (the "Non-Defaulting Party") shall be entitled to seek and obtain money damages from the Defaulting Party, or may seek to obtain an order of specific performance thereof against the Defaulting Party from a court of competent jurisdiction, provided that the Non-Defaulting Party seeking such protection must file its request with such court within forty-five (45) days after it becomes aware of the Defaulting Party's failure, refusal, default or breach. In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and reasonable attorneys' fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder.

                                    ARTICLE XII

                                   MISCELLANEOUS

          Section 12.1 FEES AND EXPENSES. Except as otherwise provided in this Agreement, each party hereto will bear its own legal, accounting and other fees and expenses incident to the transactions contemplated herein.

          Section 12.2 MODIFICATION, AMENDMENTS AND WAIVER. The parties hereto may amend, modify or otherwise waive any provision of this Agreement by mutual consent, provided that such consent and any amendment, modification or waiver is in writing and is signed by each of the parties hereto.

          Section 12.3 ASSIGNMENT. Neither the Company nor Purchaser or Newco shall have the authority to assign its respective rights or obligations under this Agreement without the prior written consent of the other parties hereto, except that Purchaser and Newco may assign all or any portion of its respective rights hereunder as security, without the prior written consent of the Company, to any lender, bank, financial institution or other entity providing financing to Purchaser and Newco in connection with consummation of the transactions contemplated hereby and the Company shall execute such documents as are necessary in order to effectuate such assignments.

          Section 12.4 BURDEN AND BENEFIT. This Agreement shall be binding upon and, to the extent permitted in this Agreement, shall inure to the benefit of the parties and their respective successors and permitted assigns.
In the event of a default by the Company of any of its obligations hereunder, the sole and exclusive recourse and remedy of the Purchaser and Newco shall be against the Company and its Assets; under no circumstances shall any officer, director, stockholder or affiliate of the Company be liable in law or equity for any obligations of the Company. In the event of a default by Purchaser or Newco of any of their obligations hereunder, the sole and exclusive recourse and remedy of the Company shall be against the Purchaser and Newco and its assets; under no circumstances shall any officer, director, stockholder or affiliate of Purchaser or Newco be liable in law or equity for any obligations of Purchaser or Newco hereunder.

          Section 12.5 BROKERS. The Company represents and warrants to Purchaser and Newco that there are no brokers or finders entitled to any brokerage or finder's fee or other commission or fee based upon arrangements made by or on behalf of the Company in connection with this Agreement or any of the transactions contemplated hereby. Each Stockholder represents and warrants to Purchaser and Newco that there are no brokers or finders entitled to any brokerage or finder's fee or other commission or fee based upon arrangements made by or on behalf of the Stockholder in connection with this Agreement or any of the transactions contemplated hereby. Purchaser and Newco represent and warrant to the Company and the Stockholders that, other than fees payable to Benchmark Equity Group, Inc. for which Purchaser and Newco are solely responsible, no other broker or finder is entitled to any brokerage or finder's fee or other commission or fee based upon arrangements made by or on behalf of Purchaser or Newco in connection with this Agreement or any of the transactions contemplated hereby, other than fees set forth above for which the Purchaser and Newco shall be solely responsible.

          Section 12.6 ENTIRE AGREEMENT. This Agreement and the exhibits, lists and other documents referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements with respect thereto, whether written or oral.

          Section 12.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard, however, to such jurisdiction's principles of conflicts of laws.

          Section 12.8 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party hereto shall be in writing and delivered personally or sent by registered or certified mail (return receipt requested), postage prepaid, with a copy simultaneously sent via facsimile, addressed as follows:

          If to the Company:         Arc Networks, Inc.
                                     1770 Motor Parkway
                                     Hauppauge, New York  11788
                                     Attn.:  Peter F. Parrinello, President and
                                     Joseph F. Gregori, Executive Vice President
                                     Telecopy No.: (516) 582-1240

          with a copy (which         Parker Chapin Flattau & Klimpl, LLP
          shall not constitute       1211 Avenue of the Americas
          notice for purposes of     New York, New York  10036
          this Agreement) to:        Attn.:  Michael J. Shef, Esq.
                                     Telecopy No.:  (212) 704-6288

          If to the Stockholders, addressed to them at their respective addresses set forth on the signature page hereto; and

 If to Purchaser or Newco:           OmniLynx Communications Corporation
                                     700 Gemini, Suite 100
                                     Houston, Texas  77058
                                     Attn.:  Christopher H. Efird, President
                                     Telecopy No.:  (281) 488-5353

 with a copy (which shall not        Porter & Hedges, L.L.P.
 constitute notice for purposes of   700 Louisiana, 35th Floor
 this Agreement) to:                 Houston, Texas 77002-2764
                                     Attn.:    Robert G. Reedy, Esq.
                                     Telecopy No.:   (713) 228-4935

or to such other persons or addresses as may be designated in writing by the party to receive such notice. If mailed as aforesaid, the day of mailing or transmission shall be the date any such notice shall be deemed to have been delivered.

          Section 12.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

          Section 12.10 RIGHTS CUMULATIVE. All rights, powers and privileges conferred hereunder upon the parties, unless otherwise provided, shall be cumulative and shall not be restricted to those given by law. Failure to exercise any power given any party hereunder or to insist upon strict compliance by any other party shall not constitute a waiver of any party's right to demand exact compliance with any of the terms or provisions hereof.

          Section 12.11 SEVERABILITY OF PROVISIONS. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

          Section 12.12 HEADINGS. The headings set forth in the articles and sections of this Agreement and in the exhibits and the schedules to this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date and year first above written.

ATTEST:                                OMNILYNX COMMUNICATIONS
                                         CORPORATION

                                  By:     /s/ Christopher H. Efird
------------------------------         -------------------------------
                                       Name:   Christopher H. Efird
                                              ----------------------
                                       Title:  President
                                              ----------------------

ATTEST:                                ARC ACQUISITION, INC.

                                  By:     /s/ Christopher H. Efird
------------------------------         -------------------------------
                                       Name:   Christopher H. Efird
                                              ----------------------
                                       Title:  President
                                              ----------------------

ATTEST:                                ARC NETWORKS, INC.

                                  By:     /s/ Peter F. Parrinello
------------------------------         -------------------------------
                                       Name:   Peter F. Parrinello
                                              ----------------------
                                       Title:  President
                                              ----------------------

ATTEST:                                TECHNOLOGY ACQUISITIONS, LTD.

/s/ Jeffrey W. Tomz               By:  /s/ Vance R. Tillman
------------------------------         -------------------------------
                                       Name:  Vance R. Tillman
                                              ----------------------
                                       Address: c/o Benchmark Equity Group, Inc.
                                                700 Gemini Street, Suite 100
                                                Houston, Texas  77058
                                       Telecopy No.:(281) 488-5353

ATTEST:

------------------------------         ------------------------------------
                                       LEWIS S. SCHILLER
                                       Address: c/o Sequential Electronics
                                                249 North Saw Mill River Road
                                                Elmsford, New York  10523
                                       Telecopy No.:
                                                    ------------------

ATTEST:                                DLB, INC.

                                  By:
------------------------------         -------------------------------
                                       Name:
                                               ----------------------
                                       Address:
                                               ----------------------

                                               ----------------------

                                       Telecopy No.:
                                                    -----------------

ATTEST:

------------------------------    ------------------------------------
                                  BLAKE SCHILLER
                                  Address: 95 High Street
                                           Armonk, New York  10504
                                  Telecopy No.:
                                               ------------------
                                           and
                                  Address: c/o DLB, Inc.
                                           One Butler Road
                                           Scarsdale, New York  10583
ATTEST:

------------------------------    ------------------------------------
                                  LINDA SCHILLER
                                  Address: 153 Greenridge Avenue
                                           White Plains, New York  10605
                                               and
                                  Address: c/o DLB, Inc.
                                           One Butler Road
                                           Scarsdale, New York  10583
                                  Telecopy No.:
                                               ------------------
ATTEST:

------------------------------    ------------------------------------
                                  DOUGLAS SCHILLER
                                  Address: 9206 Morte Mov Drive
                                           Los Angeles, California  90035
                                  Telecopy No.:
                                               ------------------
                                               and
                                  Address: c/o Interactive Light
                                           1202 Olympic Boulevard
                                           Santa Monica, California  90404

ATTEST:

------------------------------    ------------------------------------
                                  GRAZYNA WNUK
                                  Address: c/o Sequential Electronics
                                           249 North Saw Mill River Road
                                           Elmsford, New York  10523
                                  Telecopy No.:
                                               ------------------
ATTEST:
/s/ Joseph A. Gregori                  /s/ Peter F. Parrinello
------------------------------    ------------------------------------
                                  PETER F. PARRINELLO
                                  Address:  9 Paul Court
                                            Tappan, New York  10983
                                  Telecopy No.:(914) 365-0459
ATTEST:
/s/ Joseph A. Gregori                  /s/ Peter J. Parrinello
------------------------------    ------------------------------------
                                  PETER J. PARRINELLO
                                  Address:  9 Paul Court
                                            Tappan, New York  10983
                                  Telecopy No.:(914) 365-0459
ATTEST:
/s/ Joseph A. Gregori                  /s/ Catherine A. Parrinello
------------------------------    ------------------------------------
                                  CATHERINE A. PARRINELLO
                                  Address:  9 Paul Court
                                            Tappan, New York  10983
                                  Telecopy No.:(914) 365-0459
ATTEST:
/s/ Joseph A. Gregori                  /s/ Kristine M. Parrinello
------------------------------    ------------------------------------
                                  KRISTINE M. PARRINELLO
                                  Address:  9 Paul Court
                                            Tappan, New York  10983
                                  Telecopy No.:(914) 365-0459

ATTEST:
/s/ Joseph A. Gregori                  /s/ Angela M. Parrinello
------------------------------    ------------------------------------
                                  ANGELA M. PARRINELLO
                                  Address:  9 Paul Court
                                            Tappan, New York  10983
                                  Telecopy No.:(914) 365-0459
ATTEST:

------------------------------    ------------------------------------
                                  GERALD KAY
                                  Address: 225 Long Avenue
                                           Hillside, New Jersey  07205
                                  Telecopy No.:
                                               ------------------
ATTEST:
/s/                                    /s/ Norman Hoskins
------------------------------    ------------------------------------
                                  NORMAN HOSKINS
                                  Address:200 East Palmetto Park Road, #200
                                          Boca Raton, Florida  33432
                                  Telecopy No.:
                                               ------------------
ATTEST:

------------------------------    ------------------------------------
                                  GEORGE W. MAHONEY
                                  Address: 21082 Sweetwater Lane North
                                           Boca Raton, Florida  33428
                                  Telecopy No.: (561) 347-5352

ATTEST:
/s/ Anton Lee Wingeier                 /s/ Brian K. Wade
------------------------------    ------------------------------------
                                  BRIAN K. WADE
                                  Address: 9447 Sun Pointe Drive
                                           Boynton Beach, Florida  33437
                                  Telecopy No.: (561) 347-5352

ATTEST:
/s/ Brian K. Wade                      /s/ Anton Lee Wingeier
------------------------------    ------------------------------------
                                  ANTON LEE WINGEIER
                                  Address: 7771 Villa Nova Drive
                                           Boca Raton, Florida  33433
                                  Telecopy No.: (561) 347-5352
ATTEST:
                                       /s/ Joseph Sicinski
------------------------------    ------------------------------------
                                  JOSEPH SICINSKI
                                  Address: 38 Woodhollow Road
                                           Great River, NY  11739
                                  Telecopy No.:
                                               ------------------
ATTEST:
                                       /s/ Anita Y. Sicinski
------------------------------    ------------------------------------
                                  ANITA Y. SICINSKI
                                  Address: 38 Woodhollow Road
                                           Great River, NY  11739
                                  Telecopy No.:
                                               ------------------
ATTEST:
                                       /s/ Deborah Rocklein
------------------------------    ------------------------------------
                                  DEBORAH ROCKLEIN
                                  Address: 29 Sandy Court
                                           Lake Grove, New York  11755
                                  Telecopy No.:
                                               ------------------
ATTEST:
                                       /s/ Daniel J. Sicinski
------------------------------    ------------------------------------
                                  DANIEL J. SICINSKI
                                  Address: 162 Country Village Lane
                                           East Islip, New York  11730
                                  Telecopy No.:
                                               ------------------

ATTEST:                           BATEI SEFER LIMLACHA

                                  By:  /s/ Menachem M. Deren
------------------------------         -------------------------------
                                  Address: 35 Balfour Place
                                           Brooklyn, New York  11225
                                  Telecopy No.:
                                               ------------------
                                  with a copy to
                                  Address: Widowski Cassidy &
                                           Steinhart LLP
                                           425 Madison Avenue, Suite 700
                                           New York, New York 10017
                                  Attention:  Jerold K. Levien, Esq.
                                  Telecopy No.:
                                               ------------------